As Filed with the Securities and Exchange Commission on July        2001 Registration No.

US  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Form SB-2

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Community Home Funding Group LTD.
(Name of small business issuer in its charter)

New York	6162	11-3374304
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

510 Broadhollow Road, Melville, New York 11747, telephone 631-391-9100
(Address and telephone number of principal executive offices)

510 Broadhollow Road, Melville, New York 11747
(Address of principal place of business or intended principal place of business)

Ira Silverman, 510 Broadhollow Road, Melville, New York 11747, telephone 631-391-9100
(Name, address and telephone number of agent for service)

Copies to:
Howard M. Sommers, Esq. 444 Madison Avenue, 17th Floor New York City, NY 10022 Telephone: (212) 935-9060 Facsimile: (212) 421-1650

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, $0.0001 par value per share	975,000	$0.50	$487,500	$128.70

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine .

Subject To Completion, Dated July [__], 2001

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

75300,000 Shares of
Community Home Funding Group Ltd.
Common Stock

Community Home Funding Group Ltd., which is referred to as "Community Home Funding" throughout this prospectus, is registering 975,000 shares of its common stock that were issued to eSAFETYWORLD to satisfy an obligation under a consulting agreement. The 975,000 shares represent 9.759.77% of the outstanding common shares of Community Home Funding. eSAFETYWORLD, Inc. is distributing to its stockholders of record on the record date of [___________], 2001, 4300,000 of the 975,000 shares of common stock received fromof Community Home Funding. Group Ltd. eSAFETYWORLD received 500,000 shares from Community Home Funding for general business consulting services. This represents 5.0% of the outstanding common shares of Community Home Funding. The distribution will be pro rata to the eSAFETYWORLD stockholders based on the number of shares owned by each. eSAFETYWORLD stockholders will receive one Community Home Funding share for each 7.510 shares held. Fractional shares will be rounded to the nearest whole share. eSAFETYWORLD will send Community Home Funding stock certificates to the eSAFETYWORLD stockholders on about [__________], 2001. This distribution is taxable as a dividend for federal income tax purposes to the extent that eSAFETYWORLD has current or accumulated earnings and profits. Community Home Funding will not receive any proceeds from the distribution of the shares.

eSAFETYWORLD stockholders are not required to take any action to receive their shares of Community Home Funding common stock. No consideration will be paid by holders of eSAFETYWORLD common stock for shares of Community Home Funding common stock.

Community Home Funding is a startup company with no revenues or operating funds. There currently is no public market for the Community Home Funding stock, and neither eSAFETYWORLD nor Community Home Funding can assure that a trading market will develop. Community Home Funding will apply to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "CHFG" effective at the time of the distribution. See "The Distribution."

The ownership of Community Home Funding common stock involves significant risks. See "Risk Factors" beginning on page __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July[__], 2001.

eSAFETYWORLD is not seeking approval by its stockholders of the distribution of the stock of Community Home Funding to the stockholders of eSAFETYWORLD. No approval by the stockholders of eSAFETYWORLD is required.

This information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

You should rely on the information contained in this document. No person is authorized to give information that is not contained in this document. This document is not an offer to sell nor is it seeking an offer to buy these securities. This information is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

eSAFETYWORLD and any broker-dealers that participate in the Distribution of the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD or such broker-dealers with respect to the Distribution of shares may be considered underwriting discounts and commissions under the Securities Act. Because of eSAFETYWORLD's role in the Distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules may apply to sales by eSAFETYWORLD in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Following the dividend of shares of our common stock to its stockholders in connection with the Distribution, eSAFETYWORLD will retain 575,000 shares of our common stock, and may sell those shares in the future. Although neither we nor any eSAFETYWORLD stockholder has paid or will be required to pay any fees to eSAFETYWORLD in connection with the distribution of our common stock to eSAFETYWORLD's stockholders, it is remotely possible that the retention of our shares by eSAFETYWORLD may be deemed by the SEC to be a commission received by eSAFETYWORLD. While any commission received by a broker-dealer while acting as an underwriter may be deemed to be underwriting discounts or commissions under the Securities Act, we do not believe that this rule is applicable to eSAFETYWORLD. eSAFETYWORLD has advised us and we believe that it is neither a "broker" nor a "dealer" within the meaning of Sections 3(a)(4) or 3(a)(5) of the Securities Exchange Act because, among other reasons, it has done nothing to influence any investment decision on the part of any party.

Stockholders of eSAFETYWORLD with inquiries related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at 80 Orville Drive, Bohemia, NY 11716. eSAFETYWORLD's telephone number is 631-244-1454.

All common stock amounts pertaining to Community Home Funding give effect to Community Home Funding's 450,000-for-1 stock split effective April 10, 2001.

Table of Contents

Caption	Page

Questions and Answers about the Distribution and Related Matters
Summary
Risk Factors
The Distribution
Community Home Funding's Capitalization
Community Home Funding Management's Discussion and Analysis of Financial Condition and Results of Operations
Community Home Funding's Business
Community Home Funding's Management
Description of Community Home Funding's Common Stock
Securities of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Legal Matters
Experts
Available Information
Index to Financial Statements of Community Home Funding Group Ltd	F-1

Forward-Looking Statements *

Questions and Answers *

About the Distribution and Related Matters *

Summary *

Risk Factors *

The Distribution *

Relationship of eSAFETYWORLD and Community Home Funding Before and After the Distribution *

Dividend Policy *

Capitalization *

Management's Discussion and Analysis of Financial Condition and Results of Operations *

Business *

Legal Matters *

Property *

Management *

Description of Capital Stock *

Securities of Certain Beneficial Owners and Management *

Certain Relationships and Related Transactions *

Legal Matters *

Experts *

Available Information *

Index to Financial Statements *

Forward-Looking Statements *

Questions and Answers *

About the Distribution and Related Matters *

Summary *

Risk Factors *

The Distribution *

Relationship of eSAFETYWORLD and Community Home Funding Before and After the Distribution *

Dividend Policy *

Capitalization *

Management's Discussion and Analysis of Financial Condition and Results of Operations *

Business *

Legal Matters *

Property *

Management *

Description of Capital Stock *

Securities of Certain Beneficial Owners and Management *

Certain Relationships and Related Transactions *

Legal Matters *

Experts *

Available Information *

Index to Financial Statements F-*

Forward-Looking Statements

This document and other materials filed or to be filed by Community Home Funding with the Securities and Exchange Commission, referred to as the "SEC," as well as information included in oral statements or other written statements made or to be made by Community Home Funding, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of Community Home Funding, as well as its respective directors or officers. Words like as "expects," "anticipates," "intends," "plans" and similar expressions also identify forward-looking statements.

Stockholders and readers are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements.

Questions and Answers

About the Distribution and Related Matters

The following section answers various questions that you may have about the pro rata distribution to eSAFETYWORLD stockholders of 4300,000 shares of Community Home Funding common stock owned by eSAFETYWORLD. We refer to this distribution in this document as the "Distribution."

Q1: What is the Distribution?

A: The Distribution is the method by which eSAFETYWORLD will distribute shares held by it in Community Home Funding resulting in Community Home Funding becoming a publicly-held company with approximately 1,000 shareholders. Following the completion of the Distribution, Community Home Funding will comply with the periodic filing requirements of the Securities Exchange Act of 1934. This means that shareholders will have access to quarterly financial information and audited financial information at the conclusion of each fiscal year.

. According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2001, in a dividend, one share of Community Home Funding common stock for every 10 shares of eSAFETYWORLD common stock held on [______________], 2001.

There is currently no trading market for Community Home Funding's shares, and no assurances can be given that a trading market will ever develop for the shares.

Q2: What is Community Home Funding?

A: Community Home Funding is an affiliate subsidiary of Community Home Mortgage Corporation, a privately held mortgage banker that is licensed to operate in 42 states. Community Home Funding recently entered the field of wholesale/correspondent lending in the home equity and home improvement, subordinate lien lending sector of the marketplace. Community Home Funding is located in Melville, New York, and was founded by Ira Silverman in 1997. It had limited activities until 2001 when it t became a subsidiary of Community Home Mortgage, a company under common control, and commenced planning and development stage activities to enter the wholesale lending market. The wholesale lending market involves purchasing loans that are initially funded by retail lending institutions.

Q3: Why is eSAFETYWORLD effecting the Distribution?

A: eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may result in an increase in the value of Community Home Funding common stock and provide potential value to eSAFETYWORLD's stockholders.

Q4: What is the tax effect of the Distribution?

A: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of Community Home Funding's shares will be established by subsequent trading that develops immediately subsequent to the Distributionwith respect to such shares.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor before investing.

Q5: What will eSAFETYWORLD stockholders receive in the Distribution?

A: In the Distribution, eSAFETYWORLD stockholders will receive one share of Community Home Funding common stock for every 107.5 shares of eSAFETYWORLD common stock they own on [______________], 2001. Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of Community Home Funding common stock that stockholders receive in the Distribution will represent their interests in the Community Home Funding business.

Q6: What happens to eSAFETYWORLD shares after the Distribution?

A: After the Distribution, shares of eSAFETYWORLD common stock will continue to represent ownership of the businesses of eSAFETYWORLD and will continue to be traded on the Nasdaq SmallCap Market under the ticker symbol "SFTY."

Q7: What does an eSAFETYWORLD stockholder need to do now?

A: eSAFETYWORLD stockholders do not need to take any action. The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of Community Home Funding common stock shortly following the Distribution.

Q8: Where can eSAFETYWORLD stockholders get more information?

A: eSAFETYWORLD stockholders with additional questions related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at eSAFETYWORLD, Inc., 80 Orville Drive, Bohemia, New York 11716. eSAFETYWORLD's telephone number is 631-254-1454.

Summary

The following is a summary of the material information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document.

Why You Were Sent This Document

eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2001. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2001, will be entitled to receive a pro rata distribution of one share of Community Home Funding for every 107.5 shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your Community Home Funding shares. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy, and you are requested NOT to send us a proxy. eSAFETYWORLD received 975,000 shares of the common stock of Community Home Funding for providing general business consulting. This represents 9.759.77% of the outstanding common stock.

This document describes Community Home Funding's business, how this transaction benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Community Home Funding shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Community Home Funding's business, which are described in this document beginning on page __.

Summary

The following is a summary of the material information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document.

Forward-Looking Statements

This document and other materials filed or to be filed by Community Home Funding with the Securities and Exchange Commission, referred to as the "SEC," as well as information included in oral statements or other written statements made or to be made by Community Home Funding, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of Community Home Funding, as well as its respective directors or officers. Words like as "expects," "anticipates," "intends," "plans" and similar expressions also identify forward-looking statements.

Stockholders and readers are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements.

Why You Were Sent This Document

eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2001. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2001, will be entitled to receive a pro rata distribution of one share of Community Home Funding for every 10 shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your Community Home Funding shares. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy, and you are requested NOT to send us a proxy. eSAFETYWORLD received 500,000 shares of the common stock of Community Home Funding for providing general business consulting. This represents 5% of the outstanding common stock. EB Consulting, an affiliate of eSAFETYWORLD, holds 450,000 shares of common stock of Community Home Funding, which represents 4.5% of the outstanding common stock.

This document describes Community Home Funding's business, how this transaction benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Community Home Funding shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Community Home Funding's business, which are described in this document beginning on page __.

Summary of Community Home Funding's Business

Community Home Funding is a New York corporation incorporated in 1997 by Ira Silverman,. It had very limited activities until 2001 who is also the principal shareholderen it became a subsidiary of Community Home Mortgage Corporation, a company under common control that is engaged as a licensed mortgage banker operating in 42 states. Community Home Funding had very limited activities until 2001when it commenced planning and development stage activities to enter the wholesale lending market. The wholesale lending market involves purchasing loans that are initially funded by retail lending institutions.The business combination resulting in Community Home Funding becoming a subsidiary of Community Home Mortgage was accounted for as a pooling-of-interests by Community Home Mortgage. These loans are generally resold to investors.

Community Home Funding intends torecently entered the field of wholesale/correspondent lending in the home equity and home improvement, subordinate lien lending sector of the marketplace. After becoming a subsidiary of Community Home Mortgage, a company under common control, it commenced planning and development stage activities to enter the wholesale lending market. The wholesale lending market involves purchasing loans that are initially funded by retail lending institutions.

Community Home Funding's corporate office is located at 510 Broadhollow Road, Melville, New York 11747, and its telephone number is 631-391-9100.

Community Home Funding Summary Financial Data

Community Home Funding had no revenue producing operations in 2000, 1999 or for the three months ended March 31, 2001. Its total assets were negligible.

Risk Factors

In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to Community Home Funding and the Distribution.

Recipients of the Distribution will incur an income tax liability

Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of Community Home Funding's shares will be established by subsequent trading that develops with respect to such shares.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

The trading price of Community Home Funding common stock is likely to be subject to frequent and significant fluctuations making the sale of shares difficult

There can be no assurance as to the prices at which the Community Home Funding common stock will trade on or after the Distribution date. Until the Community Home Funding common stock is fully distributed and an orderly market develops in the Community Home Funding common stock, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the Community Home Funding common stock will be determined in the marketplace and may be influenced by many factors, including:

the depth and liquidity of the market for Community Home Funding common stock,

developments affecting the business of Community Home Funding generally and the impact of those factors referred to below in particular,

investor perception of Community Home Funding, and

general economic and market conditions.

No assurance can be given that an orderly trading market will ever develop for our stock. In any event, there is no relationship between the Distribution and the development of a trading market of any kind.

Community Home Funding common stock has no prior trading market or liquidity, and there are no assurances that the common stock will be traded actively in the future

Prior to the date of this document, there has not been any established trading market for Community Home Funding common stock. An application will be filed to list the shares of Community Home Funding common stock on the OTCBB under the symbol "CHFG." Community Home Funding cannot predict the likelihood of the application being accepted. If the application is accepted, Community Home Funding cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. There is a reasonable possibility that an orderly or liquid trading market may never develop for our shares.

Community Home Funding is a startup enterprise undertaking a new business strategy

Community Home Funding operates in a competitive industry and is undertaking a new business strategy. Community Home Funding is a development stage company and has no revenues. All of its activities have involved developing a business plan and setting up offices in Sacramento, California. Therefore, it has no operating history upon which an evaluation of its future performance and prospects can be made. Community Home Funding's future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in Community Home Funding's common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and rapidly evolving markets. These risks include:

competition from entities that are much more established and have greater financial and technical resources than do we;

need to develop market awareness and acceptance

ability to access and obtain capital and other funding when required;

ability to develop and maintain strategic relationships; and

dependence upon key personnel.

Community Home Funding cannot be certain that its business strategy will be successful or that it will successfully address these risks. Furthermore, Community Home Funding believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable future because of costs and expenses related to:

development, marketing and other promotional activities;

the creation of financial and management infrastructure; and

strategic relationship development with retail mortgage bankers.

Community Home Funding will depend on Community Home Mortgage to supply a substantial portion of its day-to-day activities.

Community Home Funding's limited resources do not permit it to establish administrative, accounting or due diligence functions. Community Home Mortgage will perform all of these functions.

Community Home Mortgage has not entered into any formal agreements to provide funding for Community Home Funding's operations, and Community Home Mortgage lacks the resources to assist Community Home Funding to obtain significant credit facilities from unrelated credit grantors.

The likelihood of Community Home Funding being able to implement its business strategy would be materially reduced if Community Home Funding has a disagreement with Community Home Mortgage or if Community Home Mortgage were to encounter financial difficulties that would prevent it from providing the agreed-upon services.

Ira Silverman has complete operating control and can determine the outcome of all shareholder votes

Following the completion of the Distribution, Ira SilvermanCommunity Home Mortgage will own 90.235% of Community Home Funding's common stock. Ira Silverman, Community Home Funding's president, controls all of Community Home Mortgage's outstanding common stock. Therefore, Mr. Silverman will be able to control all votes of stockholders and elections of members of the board of directors.

Community Home Funding will be heavily dependent on warehouse financing to conduct its business. There are no assurances that it will be able to obtain the necessary credit facilities.

Community Home Funding's business strategy calls for it to purchase loans originated by retail lenders. A substantial portion of the proceeds necessary to purchase those loans must come from loans and credit facilities provided to Community Home Funding by other credit grantors. Currently, Community Home Funding has no commitments for credit facilities and is totally dependent on Community Home Mortgage.

Community Home Mortgage is not obligated to continue funding operations. In addition, Community Home Mortgage also has limited resources and may be unable to fund any of Community Home Funding's operations. There can be no assurances that Community Home Funding will obtain sufficient financing to successfully implement its stated business strategy.

Community Home Funding will need financing which may not be available.

Community Home Funding has not established a source of equity financing sufficient to permit it to implement our business plan or make obtaining substantial warehouse facilities feasible. Warehouse lenders traditionally seek at least $1 in equity for each $10 in warehouse facilities. There can be no assurance that financing will be available. If Community Home Funding is unable to obtain financing, its plans for expansion will be materially adversely affected or may not be possible at all.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligation.

We have no committed source of financing. Wherever possible, we will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of shares of our stock. In addition, if a trading market develops for our common stock, we will attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material.

Community Home Funding's operations are directly linked to prevailing economic conditions

Community Home Funding's business will be adversely affected by periods of economic slowdown or recession that may be accompanied by decreased demand for consumer credit and declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings by negatively affecting loan-to-value ratios of the home equity collateral. To the extent that loan-to-value ratios of the home equity collateral of prospective borrowers do not meet Community Home Funding's underwriting criteria, the volume of loans funded could decline. A decline in loan origination volumes would have a material adverse effect on Community Home Funding's business, financial condition and results of operations. In addition, changes in the level of consumer confidence, real estate values and prevailing interest rates, each of which tend to be affected by an economic slowdown, could adversely affect the level and amount of consumer borrowing. Furthermore, investment returns of investors purchasing mortgages are affected by, among other things, the actual rates of delinquencies and foreclosures of the mortgages they purchase, which could make mortgage loans less attractive to investors during periods when such delinquencies and foreclosures are increasing.

Community Home Funding's operations will be heavily affected by the level of prevailing interest rates

Community Home Funding's profitability may be directly affected by the levels of and fluctuations in interest rates. The operations and profitability of Community Home Funding are likely to be adversely affected during any period of unexpected or rapid changes in interest rates.

Operations will be heavily dependent on the contributions of Ira Silverman and Randell Pool

Community Home Funding's future prospects are highly dependent on the ongoing involvement and participation of Ira Silverman, its chairman, and Randell Pool, its president. The loss of the services of either or both of these officers could have a material adverse effect on the future operations and financial condition of Community Home Funding.

The Distribution

Introduction

On July 13May 3, 2001, the board of directors of eSAFETYWORLD approved a plan to distribute 4300,000 shares of common stock of Community Home Funding common stock held by eSAFETYWORLD to all holders of outstanding eSAFETYWORLD common stock. The eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock at the close of business on the record date of one share of Community Home Funding common stock for every 7.510 shares of eSAFETYWORLD common stock held as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Community Home Funding common stock in connection with the Distribution.

On or before the Distribution date, eSAFETYWORLD will deliver the shares of Community Home Funding common stock to be distributed to the Distribution agent for transfer and distribution to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date. The Distribution is expected to be made on or about [______], 2001.

Shares of Community Home Funding common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Community Home Funding common stock received by persons who may be deemed to be "affiliates" of Community Home Funding under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Community Home Funding after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Community Home Funding, and may include senior officers and directors of Community Home Funding, as well as principal stockholders of Community Home Funding. Persons who are affiliates of Community Home Funding following the Distribution will be permitted to sell their shares of Community Home Funding common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

Reasons for the Distribution

In July 2001September 2000, eSAFETYWORLD signed an agreement to provide certain business and financial consulting services including web-centric marketing systems and e-commerce applications to Community Home FundingMortgage. EB Consulting, a consulting firm controlled by two of eSAFETYWORLD's executives, and eSAFETYWORLD amended these agreements to provide strategic planning for Community Home Funding. EB Consulting and eSAFETYWORLD hasve provided and will continue to provide general business consulting services, including meeting with and consulting with the officers and heads of the administrative staff regarding general business development, structuring, and operations,

providing consulting relative to its marketing strategy and relationships with new and existing clients and banks; and

assisting in furthering e-commerce solutions.

In agreeing to assist Community Home Funding, eSAFETYWORLD considered the following key factors:

eSAFETYWORLD's management team has developed significant expertise that it believed could be applied to other industries, without detracting from its primary focus of serving the industrial safety, laboratory supply and cleanroom markets;

eSAFETYWORLD retains its strong liquidity compared to its projected requirements, so it was appropriate to consider non-cash consideration for the services to be provided;

eSAFETYWORLD believed it important that Community Home Funding retain its cash resources to capitalize on the expanded marketing opportunities that eSAFETYWORLD may help to create; and

eSAFETYWORLD might maximize the long-term financial return to its stockholders by obtaining stock in Community Home Funding and distributing those shares to its stockholders.

Based on these considerations, eSAFETYWORLD agreed to accept an aggregate of 975500,000 shares of Community Home Funding common stock in consideration for the principal consulting services that it has and will be providing based on the occurrence of certain events. The 975500,000 shares were issued in lieu pof paying fees of $225300,000. The number of shares was determined based on negotiation. These 975500,,000 shares constitute 9.759.77% of the issued and outstanding common stock of Community Home Funding at July April 125, 2001. eSAFETYWORLD now proposes to distribute 4300,000 shares of those shares of Community Home Funding stock to the eSAFETYWORLD stockholders, pro rata in proportion to the number of shares of eSAFETYWORLD held by each. Accordingly, the eSAFETYWORLD stockholders will receive one share of Community Home Funding for approximately each 7.510 shares of eSAFETYWORLD now held by them. eSAFETYWORLD will retain the 575200,000 shares of Community Home Funding not distributed to the eSAFETYWORLD stockholders. EB Consulting, which is controlled by two of eSAFETYWORLD's executives, received 450,000 shares of common stock of Community Home Funding in a similar transaction. The 450,000 shares constitute 4.5% of the outstanding shares of Community Home Funding. After the distribution, eSAFETYWORLD will own 200,000 shares of Community Home Funding and EB Consulting will own 450,000 shares.

eSAFETYWORLD believes that the Distribution of Community Home Funding shares and the resulting creation of a publicly-held corporation may increase the value of the Community Home Funding shares and may offer the stockholders of eSAFETYWORLD greater liquidity than if all 975500,000 shares received by eSAFETYWORLD were retained by it. In addition, the Distribution will ultimately result in Community Home Funding becoming a publicly-traded company because it will have approximately 1,000 shareholders and meet the current reporting requirements of the SEC. If its shares are traded on the OTC Bulletin Board, its equity securities may be attractive for use in its compensation programs and to facilitate potential acquisitions and alliances.

Form of Transaction

The Distribution is the method by which eSAFETYWORLD will distribute shares of Community Home Funding resulting in Community Home Funding becoming a publicly-traded company. In the Distribution, eSAFETYWORLD will distribute to its stockholders 4300,000 shares of common stock of Community Home Funding held by eSAFETYWORLD. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the shares distributed to them in Community Home Funding.

eSAFETYWORLD currently holds 975500,000 shares of Community Home Funding's common stock, which represents 9.759.775.0% of the total number of Community Home Funding's shares of common stock outstanding. Following the Distribution, eSAFETYWORLD will continue to hold 575200,000 shares of Community Home Funding's common stock, representing 5.77% of the outstanding shares..

eSAFETYWORLD may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD may be considered underwriting discounts and commissions under the Securities Act.

Because of eSAFETYWORLD's role in the Distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules may apply to sales by eSAFETYWORLD in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Following the dividend of shares of our common stock to its stockholders in connection with the Distribution, eSAFETYWORLD will retain 575,000 shares of our common stock, and may sell those shares in the future. Although neither we nor any eSAFETYWORLD stockholder has paid or will be required to pay any fees to eSAFETYWORLD in connection with the distribution of our common stock to eSAFETYWORLD's stockholders, it is remotely possible that the retention of our shares by eSAFETYWORLD may be deemed by the SEC to be a commission received by eSAFETYWORLD. While any commission received by a broker-dealer while acting as an underwriter may be deemed to be underwriting discounts or commissions under the Securities Act, we do not believe that this rule is applicable to eSAFETYWORLD. eSAFETYWORLD has advised us and we believe that it is neither a "broker" nor a "dealer" within the meaning of Sections 3(a)(4) or 3(a)(5) of the Securities Exchange Act because, among other reasons, it has done nothing to influence any investment decision on the part of any party.

Manner of Effecting the Distribution

The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of [______________], 2001, the Distribution would consist of one share of Community Home Funding common stock for each 7.510 shares of eSAFETYWORLD held.

eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share. Instead, the number of shares of Community Home Funding stock to which each eSAFETYWORLD stockholder of record is entitled will be rounded to the nearest whole share. If, as a result of rounding, more than 4300,000 shares are required to complete the Distribution, the required additional shares will be provided from the number to be retained by eSAFETYWORLD. Conversely, if less than 4300,000 shares are required to complete the Distribution, the remainder will be added to the number retained by eSAFETYWORLD.

Prior to the Distribution date, eSAFETYWORLD will deliver the shares of Community Home Funding common stock to be distributed to the Distribution agent for distribution. The Distribution agent will mail, on or about the Distribution date, certificates representing the shares of Community Home Funding common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Community Home Funding common stock in connection with the Distribution.

Holders of eSAFETYWORLD common stock will not be required to pay for shares of Community Home Funding common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of Community Home Funding common stock. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy and you are requested NOT to send us a proxy.

In order to be entitled to receive shares of Community Home Funding common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

Federal Income Tax Consequences of the Distribution

Each eSAFETYWORLD stockholder receiving shares of Community Home Funding common stock in the Distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of Community Home Funding common stock received, which will result in:

a dividend to the extent of such stockholder's pro rata share of eSAFETYWORLD's current and accumulated earnings and profits;

a reduction in such stockholder's basis in eSAFETYWORLD common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in eSAFETYWORLD common stock. Any gain of this type will generally be capital gain if the eSAFETYWORLD common stock is held as a capital asset on the Distribution date.

eSAFETYWORLD stockholders should consult their own advisers as to the specific tax consequences of the Distribution, including the application and effect of foreign, state and local tax laws. The fair market value of Community Home Funding's shares will be established by subsequent trading that develops with respect to the distributed shares.

Listing and Trading of Community Home Funding Common Stock

Prior to the date of this document, there has not been any established trading market for Community Home Funding common stock. Community Home Funding will file an application to list the shares of Community Home Funding common stock on the OTCBB under the proposed symbol "CHFG." There can be no assurance that the application will be accepted or as to the prices at which the Community Home Funding common stock will trade on or after the Distribution date. Until the Community Home Funding common stock is fully distributed and an orderly market develops, if ever, in the Community Home Funding common stock, the price at which it trades may fluctuate significantly. Prices for the Community Home Funding common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of Community Home Funding common stock, developments affecting the businesses of Community Home Funding generally, including the impact of the factors referred to in "Risk Factors," investor perception of Community Home Funding and general economic and market conditions.

Shares of Community Home Funding common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Community Home Funding common stock received by persons who may be deemed to be "affiliates" of Community Home Funding under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Community Home Funding after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Community Home Funding, and may include senior officers and directors of Community Home Funding, as well as principal stockholders of Community Home Funding. Persons who are affiliates of Community Home Funding following the Distribution will be permitted to sell their shares of Community Home Funding common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

If securities are sold for the account of an affiliate, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the person deemed an affiliate within the preceding three months, shall not exceed the greater of one percent of the shares or other units of the class outstanding, or the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice, or the average weekly volume of trading in such securities reported through the consolidated transaction reporting system during the four-week period.

Community Home Funding will apply to have its shares of common stock listed and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be successful in having its shares listed on the OTCBB.

Penny Stock Restrictions

Until Community Home Funding's shares of common stock qualify for inclusion in the Nasdaq system, if ever, the trading of its securities, if any, will be in the over-the-counter markets that are commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that shares of Community Home Funding's common stock will be considered penny stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In order to be included and maintain a listing on the Nasdaq SmallCap Market, a company must meet the following requirements:

Requirements	Initial Listing	Continued Listing
Net Tangible Assets(1)	$4 million	$2 million
	Or	Or
Market Capitalization	$50 million	$35 million
	Or	Or
Net Income (in latest fiscal year or 2 of last 3 fiscal years)	$750,000	$500,000
Public Float (shares)(2)	1 million	500,000
Market Value of Public Float	$5 million	$1 million
Minimum Bid Price	$4	$1
Market Makers	3	2
Shareholders (round lot holders)(3)	300	300
Operating History(4)	1 year	N/A
	Or	Or
Market Capitalization	$50 million
Corporate Governance	Yes	Yes

(1) For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement (net tangible assets means total assets, excluding goodwill, minus total liabilities), the market capitalization requirement or the net income requirement.

(2) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.

(3) Round lot holders are considered holders of 100 shares or more.

(4) If operating history is less than one year, initial listing requires market capitalization of at least $50 million.

There are no assurances that Community Home Funding will ever meet the minimum listing requirements of Nasdaq, or that its common stock will be accepted for quotation on Nasdaq even if it does meet the minimum requirements.

General Market Risks

There is no public market for Community Home Funding's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of Community Home Funding's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Community Home Funding's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for its common stock.

The market price for Community Home Funding's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond its control, including the following:

actual or anticipated variations in quarterly operating results;

announcements by Community Home Funding or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

additions or departures of key personnel;

sales or issuances of additional shares of common stock; and

potential litigation or regulatory matters.

The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of Community Home Funding's common stock, regardless of Community Home Funding's actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect Community Home Funding's stock price.

The sale or availability for sale of a substantial number of shares of Community Home Funding's common stock in the public market subsequent to the Distribution, pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 9,000,000 shares of the shares of Community Home Funding's common stock that are currently held by Community Home Mortgage Ira Silverman are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of Community Home Funding's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning Community Home Funding.

Community Home Funding has 20,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 10,02550,000 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.

Legal Matters

Community Home Funding is not involved in any litigation or legal proceedings.

Relationship of eSAFETYWORLD and Community Home Funding Bbefore and Aafter the Distribution

eSAFETYWORLD owns 9.759.775.0% of the issued and outstanding common stock of Community Home Funding, which it received as consideration for entering into a consulting agreement, among other things, to provide Community Home Funding with general business and financial consulting services including web-centric marketing systems and e-commerce applications for a one-year period.

After the Distribution, eSAFETYWORLD will own 575200,000 shares representing 6.7556.772.0% of the outstanding shares of Community Home Funding, and Community Home Funding will be a publicly-traded company. After the Distribution, Community Home Funding will not have any ownership interest in eSAFETYWORLD. There are no overlapping officers or directors. However, Community Home Funding will continue to be controlled by Ira SilvermanCommunity Home Mortgage.

No ongoing agreements exist between eSAFETYWORLD and Community Home Funding other than an agreement under which eSAFETYWORLD has agreed to provide Community Home Funding with general business and financial consulting services through September June 20012. Community Home Funding may continue to engage eSAFETYWORLD as a consultant on certain business matters thereafter.

Dividend Policy

The payment and level of cash dividends by Community Home Funding after the Distribution will be subject to the discretion of the board of directors of Community Home Funding. Community Home Funding currently intends to retain future earnings, if any, for the development of its business and does not anticipate paying cash dividends in the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Community Home Funding.

Community Home Funding's Capitalization

Community Home Funding's capitalization at March 31, 2001 was $20. See "Risk Factors."

Community Home Funding Management's Discussion and Analysis of Financial Condition and Results of Operations

Generall

Community Home Funding's activities prior to 2001 were limited to a small number of transactions that are essentially unrelated to its current business strategy of entering the wholesale/correspondent loan finance market. Its activities in 2001 consist principally to developing its plan, establishing an office and hiring employees. It has not yet generated any revenues.

Community Home Funding's business will be affected by a number of factors that are beyond its control:

the level of demand for mortgage credit, insurance and securities products, which is affected by such external factors as the level of interest rates, the strength of the various segments of the economy and demographics of our markets;

the direction of interest rates. Periods of declining interest rates increase the demand for refinancings while periods of increasing rates frequently reduce the demand for new mortgage loans and refinancings.

the relationship between mortgage interest rates and the cost of funds. Community Home Funding, like other lenders, earns profits based on the spread between the interest rate charged to borrowers and the interest rate paid to lenders. If a lender increases the interest rates charged to Community Home Funding, future operations would be adversely affected.

federal and state regulation of mortgage banking, closing services, capital markets and the insurance industry.

competition within the mortgage banking industry, capital markets and insurance industries. Community Home Funding's business can be adversely affected to the extent that large commercial banks decide to pursue the mortgage market aggressively.

Community Home Funding's revenues will be generated from funding mortgage and home improvement loans together with the related servicing rights from retail lenders that originated the loans. Most of these loans will be purchased immediately after being originated and will relate to borrowers who have less than excellent credit standing. Community Home Funding will age and pool these loans and sell them to institutional investors, usually on a nonrecourse basis, in most instances within 90 days of purchase. By selling its mortgages to institutional investors on a "servicing-released" basis, Community Home Funding avoids the administrative and collection expenses of managing a servicing portfolio, and is not faced with the risks of foreclosures, delinquencies and reacquiring and disposing of residential real estate. Community Home Funding will not sell mortgage loans in "securitization" transactions, but rather will sell loans to financial institutions at fixed prices on a nonrecourse basis.

Initially, Community Home Funding will purchase and sell loans in small pools or on a whole loan basis shortly after acquiring the loans. Its income is a function of the difference between the sales price and the purchase price of the loans. Community Home Funding believes that it is reasonable to be able to sell its loans at a premium over purchase price because:

Its employees are very experienced in the wholesale/correspondent lending marketplace,

Selling in pools will be more attractive than selling on a whole loan basis, and

Aging the portfolio will increase its value.

The wholesale/correspondent lending operation is under the leadership of Randall Glenn Pool. Mr. Pool is the former vice president of national sales and marketing for the The Money Store/First Union's correspondent lending division. He has assembled a team of former TMS management and production personnel, who will capitalize on their previous success and relationships. The correspondent relationships, developed over the years by these individuals, remain intact and provide an advantage over any other lender seeking to seize this opportunity. By the end of 1999 TMS' correspondent lending division had 570 correspondents and had purchased $609,000,000 in loans for the year. It purchased $619,000,000 in loans during the first seven months of 2000 prior to The Money Store ceasing operations.

Liquidity and Capital Resources

Community Home Funding's primary operating cash requirements include the funding or payment of purchased loans, interest expense incurred on borrowings under its warehouse facilities, capital expenditures, personnel and commission costs and other operating and administrative expenses. For the immediate future Community Home Mortgage will provide all of its administrative, computer and accounting functions.

Community Home Funding does not have any commitments for financing and no assurances can be given that commitments will be obtained. Community Home Mortgage, which has limited resources, does not have any contractual obligation to provide financing. It will consider financing requests on a case by case basis.

Community Home Funding has no immediate cash requirements but will be unable to execute its business strategy if it does not obtain a source of funding. It plans on pursuing equity lines of credit or similar facilities if its common stock begins to trade at sufficient volumes. However, no assurances can be given that it will be successful in obtaining an equity facility.

New Accounting Pronouncements

Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities a replacement of FASB Statement No. 125, was issued in September 2000 and is effective for transactions occurring after March 31, 2001. It revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of FASB Statement 125's provisions without reconsideration. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. The transferor has surrendered control over transferred assets if and only if all of the following conditions are met:

The transferred assets have been isolated from the transferor put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership.

Each transferee (or, if the transferee is a qualifying special-purpose entity (SPE), each holder of its beneficial interests) has the right to pledge or exchange the assets (or beneficial interests) it received, and no condition both constrains the transferee (or holder) from taking advantage of its right to pledge or exchange and provides more than a trivial benefit to the transferor.

The transferor does not maintain effective control over the transferred assets through either (1) an agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity or (2) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call.

This Statement requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of the transfer.

This Statement requires that servicing assets and liabilities be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and assessment for asset impairment or increased obligation based on their fair values.

This Statement requires that a liability be derecognized if and only if either the debtor pays the creditor and is relieved of its obligation for the liability or the debtor is legally released from being the primary obligor under the liability either judicially or by the creditor.

Therefore, a liability is not considered extinguished by an in-substance defeasance.

Community Home Funding's Business

General

Community Home Funding is a New York corporation incorporated in 1997 by Ira Silverman. It had limited activities until 2001 when it became a subsidiary of Community Home Mortgage Corporation, a company under common control that is engaged as a licensed mortgage banker operating in 42 states. The business combination resulting in Community Home Funding becoming a subsidiary of Community Home Mortgage was accounted for as a pooling-of-interests by Community Home Mortgage.

Community Home Funding is a New York corporation incorporated in 1997 by Ira Silverman, who is also the principal shareholder of Community Home Mortgage Corporation, a company that is engaged as a licensed mortgage banker operating in 42 states. Community Home Funding had very limited activities until 2001when it commenced planning and development stage activities to enter the wholesale/correspondent lending market.

Correspondent lending is the process of selecting, recruiting and training qualified correspondents to originate loans that meet Community Home Funding's guidelines. Community Home Funding will purchase the following types of loans originated by its correspondents:

home equity loans,

purchase money subordinate lien loans, and

debt consolidation/home improvement loans.

The coupon rates on these types of loans are typically higher than other types of real estate loans, and are considered very attractive to lenders.

The home equity and purchase money subordinate lien loan programs will both have a maximum loan amount of $100,000 with a minimum Fair Isaac & Co. credit evaluation score of 630. The credit evaluation form is known in the mortgage industry as a "FICO score" and is a standard industry credit measurement system. The maximum score would be 800.

The debt consolidation/home improvement loans will have a maximum loan amount of $100,000 with a minimum FICO score requirement of 600 for the primary applicant. No cash-out to the borrower(s) will be permitted, and the checks from the correspondent will be made jointly payable to the borrower(s) and the improvement contractor(s). The add-back percentage for improvements will be 75%. No equity or seasoning will be required, and the borrowers' stated value for the real estate will be utilized. First, second or third lien positions will be accepted. The maximum debt ratio allowed will be 50%. The average FICO on loans purchased under this structure will approximate 660.

A qualified loan originator who originates loans for sale to a lender is eligible to be a correspondent. Community Home Funding's standards regarding licensing, capital, and net worth requirements must be met before we will purchase a loan from a correspondent. Community Home Funding will place the purchased loans in a portfolio, and re-package the loans for sale to institutional investors.

The typical correspondent lacks the resources and expertise to generate sufficient volume to justify the expense of establishing a servicing department and/or securitizing the loans. Community Home Funding will accommodate correspondents of diverse production capacities and operational structures. Training and support for these correspondents will be provided through sessions at headquarters, manuals and on-site visits.

It is likely that most correspondents will be initially processed on a pre-approval basis. This means that we will pre-approve each loan, and purchase them one-at-a-time on a flow basis, until the correspondent establishes a good track record with us. This is a critical step for correspondent lending, since it affords an excellent opportunity to indoctrinate the correspondent's personnel and evaluate the operation. Of course, there will be exceptions for seasoned correspondents with good financial positions.

A substantial portion of the due diligence effort will be conducted by Community Home Mortgage on our behalf. Between us, we are staffed with experienced and competent underwriters, who possess above average customer service skills. The pre-approvals will be detailed and easy to understand, with all the conditions to the loan approval clearly stated. This will also simplify the final underwriting approval process when the completed files arrive for purchase.

Our goal for pre-approval is a 24-hour turn around. This target is critical for increasing and retaining business, since the correspondents must wait for our pre-approval before they give a commitment to their customers.

Final due diligence will be completed within 72 hours of receiving a complete, fully underwritten and funded loan file.

A correspondent who exhibits a strong underwriting operation, and the ability to present loans for purchase with a minimum of conditions, will be considered for delegated status. This designation will enable the correspondent to submit pools of loans on a scheduled basis, such as bi-weekly or monthly. This procedure reduces our acquisition costs by eliminating the labor and time involved in the pre-approval process.

When all conditions are met and the file has passed Community Home Mortgage's due diligence, a check will be issued to the correspondent. Funds can be wired directly to the correspondent's bank account if the correspondent elects to pay for the cost of the wire. Loans will only be purchased from approved correspondents who have executed a Sale and Purchase Agreement.

We believe that correspondent lending offers the following advantages:

The potential for larger production volumes. We will select correspondents who are well established in their communities. They are familiar with their local dynamics, housing, employment, economy, trends, etc. Reputable, well established correspondents can usually produce a larger quantity of higher quality loans. This can be accomplished at a lower cost to Community Home Funding, as opposed to establishing new retail branches.

Our overhead costs will be minimal. Correspondents are independent companies that pay their own expenses and manage their own operations. Our costs are limited to training, monitoring, and due diligence.

A wide geographic representation can be effectuated in a shorter period of time.

The correspondents' financial involvement gives us an additional margin of safety.

Production volume will be more stable since, by definition, each correspondent contributes a unique combination of sources and marketing methods.

Relationship with Community Home Mortgage

Community Home Mortgage will provide Community Home Funding with infrastructure and administrative services including:

support for customer service, due diligence, and document preparation and review,

equipment leasing and telephone usage,

accounting and legal services,

payroll services,

insurance,

purchasing, and

sales support services.

Community Home Mortgage, which is licensed or authorized to do business in 42 states, will be entitled to receive monthly fees equal to 120% of Community Home Mortgage's actual cost of providing the services through December 31, 2001. Thereafter, it will receive a fee equal to one-half of a percent of Community Home Funding's monthly dollar value of loans acquired. No other salary expenses will be paid to Community Home Mortgage's officers who are also officers of Community Home Funding. The agreement covers one year, commencing June 1, 2001, and is renewable thereafter based on the mutual consent of the parties.

Community Home Mortgage will initially be the principal seller of mortgages to Community Home Funding.

Seasonality

The mortgage banking industry is generally subject to seasonal trends. These trends reflect the general national pattern of sales and resales of homes, although refinancings tend to be less seasonal and more closely related to changes in interest rates. Sales and resales of homes typically peak during the spring and summer seasons and decline to lower levels from mid-November through February.

Regulation

The mortgage banking business is subject to the rules and regulations of, and examination by, HUD, FHA, VA, Fannie Mae, Freddie Mac, Ginnie Mae and state regulatory authorities, with respect to originating, processing, funding, selling and servicing mortgage loans. Those rules and regulations, among other things, impose licensing obligations, establish standards for originating and servicing mortgage loans, prohibit discrimination, provide for inspections and appraisals of property, require credit reports on prospective borrowers and fix maximum interest rates, fees and other loan amounts in some instances.

FHA lenders are required annually to submit to the Federal Housing Commissioner audited financial statements, and Ginnie Mae requires the maintenance of specified net worth levels, which vary depending on the amount of Ginnie Mae securities issued.

Mortgage lenders' affairs are also subject to examination by the Federal Housing Commissioner to assure compliance with the FHA regulations, policies and procedures. In addition to other federal laws, mortgage origination activities are subject to the:

Equal Credit Opportunity Act,

Federal Truth-in-Lending Act,

Home Mortgage Disclosure Act, and

Real Estate Settlement Procedures Act.

These laws and the regulations adopted under them prohibit discrimination in lending, require the disclosure of certain basic information to mortgagors concerning credit and settlement costs, limit payment for settlement services to the reasonable value of the services rendered and require the maintenance and disclosure of information regarding the disposition of mortgage applications based on race, gender, geographical distribution and income level.

Community Home Funding will be a purchaser of fully funded, subordinate lien loans, in secondary market transactions. These loans will be sold to investors, either servicing released or servicing retained. The following chart sets forth, to the best of Community Home Funding's knowledge, which states currently require licensing and the type of license that may be needed for Community Home Funding to purchase loans from licensed loan originators.

Alabama	None
Alaska	None
Arizona	None
Arkansas	None
California	None
Colorado	Supervised lender license
Connecticut	None
Delaware	Licensed lender
District of Columbia	None
Florida	None
Georgia	Mortgage lender
Hawaii	Foreign lender registration
Idaho	None
Illinois	Mortgage lender and servicer
Indiana	None
Iowa	None
Kansas	Supervised lender license
Kentucky	Mortgage loan company
Louisiana	None
Maine	None
Maryland	Registration only
Massachusetts	Collection agency license
Michigan	Servicer license
Minnesota	Servicer license
Missouri	Residential mortgage broker license
Mississippi	None
Montana	None
Nebraska	Registrant under mortgage banker acAct
Nevada	None
New Hampshire	Mortgage servicer registration
New Jersey	Secondary mortgage banker license
New Mexico	None
New York	None
North Carolina	None
North Dakota	None
Ohio	Mortgage Loan Act Registrant
Oklahoma	Supervised lender license
Oregon	None
Pennsylvania	Second mortgage lender license
Rhode Island	None
South Carolina	Supervised lender license
South Dakota	Mortgage lender license
Tennessee	Servicer license
Texas	Consumer loan license
Utah	Notification
Vermont	None
Virginia	None
Washington	None
West Virginia	None
Wisconsin	Mortgage banker
Wyoming	None

Community Home Funding will initially do business in states that do not require additional licenses. It will apply for other licenses, including licenses that would permit it to originate loans on a wholesale basis, based on future business conditions, opportunities and needs.

Competition

The mortgage banking industry is highly competitive and fragmented. Community Home Funding will compete with other financial institutions, such as mortgage bankers and brokers, commercial banks, savings and loan associations, credit unions and insurance companies and mortgage banking subsidiaries or divisions of diversified companies. Generally, Community Home Funding will compete on the basis of the:

The quality of people;

The knowledge and industry contacts of management and staff obtained while employed by The Money Store;

The quality of processes;

The quality of service; and

The quality of correspondents.

MostMany of Community Home Funding's competitors are larger and have substantially greater financial resources than it has.

Employees

At June 1, 2001, Community Home Funding had seven employees in the following categories:

Description	Number
Executive and administrative	1
Processing, clerical and sales	6
Total	7

None of these employees is represented by a collective bargaining agent or is employed under the terms of an employment agreement or contract.

Information Technology

Community Home Funding designs and integrates into its operations the ability to access critical information for management on a timely basis. It will use various software programs designed specifically for the mortgage lending industry. The information system will provide detailed information on loans in process, fees, commissions, closings, detailed monthly financial statements and all other aspects of running and managing the business.

Legal Matters

Community Home Funding is not a party to any litigation.

.

Property

Community Home Funding is obligated under a lease covering its offices in Sacramento, California. This lease, which expires in 2004, calls for minimum monthly rental payments of $2,543 and is cancelable upon 30 days' written notice.

Information Technology

Community Home Funding designs and integrates into its operations the ability to access critical information for management on a timely basis. It will use various software programs designed specifically for the mortgage lending industry. The information system will provide detailed information on loans in process, fees, commissions, closings, detailed monthly financial statements and all other aspects of running and managing the business.

Community Home Funding's Management

Community Home Funding's directors and management consist of:

Name	Age	Title

Ira Silverman	64	Chairman
Randell Glenn Pool	50	President, director
Daniel Silverman	376	Executive vice president, secretary and director
Richard Balogh	40	Chief financial officer, vice president, director

Ira Silverman has been chairman of Community Home Funding since 1997 and has been president of Community Home Mortgage since 1988. He holds a Bachelor of Science degree from Polytechnic University and a Master of Science degree from the University of Southern California. Mr. Silverman will devote 80 percent of his time to Community Home Funding.

Randell Glenn Pool became president and a director in February 2001. Prior to then, he was the vice president for national sales and marketing for the Correspondent Lending Division of The Money Store from January 1996 until August 2000. During his stay at The Money Store, annual volume in the Correspondent Lending Division increased from $97 million in 1996 to $609 million in 1999 and $619 million for the first seven months of 2000 prior to The Money Store discontinuing operations. He holds a Bachelor of Business Administration degree from the University of North Carolina at Charlotte.

Daniel Silverman has been executive vice president of Community Home Funding since February 2001 and has been an executive vice president of Community Home Mortgage since 1988. Mr. Silverman, who is Ira Silverman's son, holds a Bachelor of Science degree from Columbia University and a Master of Business Administration degree from Baruch College of the City University of New York. Mr. Silverman will devote 40 percent of his time to Community Home Funding.

Richard Balogh is a certified public accountant who became vice president and chief financial officer of Community Home Mortgage in October 1999 and of Community Home Funding in February 2001. From November 1993 to October 1999, Mr. Balogh held professional accounting positions with Eichler, Bergsman & Co., LLP, a New York-based public accounting firm. He holds a Bachelor of Science degree from Texas A&M University. Mr. Balogh will devote 50 percent of his time to Community Home Funding.

Board of Directors

All directors hold office until the completion of their term of office or until their successors have been elected. Currently, directors receive no compensation. In the future, Community Home Funding will consider a directors' stock option plan.

Committees of the Board of Directors

Concurrent with the Distribution, the Community Home Funding board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers.

No final determination has yet been made as to the memberships of these committees.

All directors will be reimbursed by Community Home Funding for any expenses incurred in attending directors' meetings. Community Home Funding will attempt to obtain officers and directors liability insurance. No assurances can be given that it will successfully obtain such insurance.

Stock Option Plan

Community Home Funding has a stock option plan that expires in 2011 and enables Community Home Funding to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,000,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

No options are outstanding at June 30 2001.

Executive Compensation

No executive officer of Community Home Funding has yet received compensation and no one has a contract or other agreement calling for compensation exceeding $100,000.

Description of Community Home Funding's Capital Stock

Introduction

Community Home Funding is authorized to issue 20,000,000 shares of common stock. All common share amounts give effect to a 450,000-for-1 stock split effective April 10, 2001.

Common Stock

There are 9,97550,000 shares of common stock issued and outstanding. The Distribution has no impact on the number of shares issued and outstanding. The holders of Community Home Funding common stock:

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Unissued Capital Stock

New York law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the Nasdaq, which would apply only if the Community Home Funding common stock were listed on the Nasdaq, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of Community Home Funding, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of Community Home Funding to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Community Home Funding by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Community Home Funding's management and possibly deprive the stockholders of opportunities to sell their shares of Community Home Funding common stock at prices higher than prevailing market prices.

No Preemptive Rights

No holder of any class of stock of Community Home Funding authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of Community Home Funding of any kind or class.

Indemnification and Limitation of Liability for Directors and Officers

The Community Home Funding Certificate of Incorporation, as amended, provides that Community Home Funding shall indemnify directors and officers to the fullest extent permitted by the laws of the state of New York. The Community Home Funding Certificate of Incorporation, as amended, also provides that a director of Community Home Funding shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under New York Law as the law exists or may be amended in the future.

Transfer Agent

American Stock Transfer & Trust Co, Inc. will be appointed as the transfer agent and registrar for Community Home Funding's common stock effective with the Distribution. The transfer agent's address is 40 Wall Street, New York, NY 10005, and its telephone number is 212-936-5100.

Securities of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding beneficial ownership of Community Home Funding's common stock as of April 15, 2001, by each person known or believed by us to own, directly or beneficially, more than 5% of our common stock, each of our directors and all of our officers and directors as a group.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over the shares.

Name of Beneficial Owner or Group (3)	Number of Shares Owned	Percent of Shares Owned
Ira SilvermanCommunity Home Mortgage (4) (5) (4)Corporation	9,000,000	90.230
EB Consulting	450,000(1)	4.5
eSAFETYWORLD, Inc.(21)	975,000500,000(3)	59.77.0(32)
Randell Glenn Pool	--	--
Daniel Silverman	--	--
Richard Balogh	--	--
All Directors and Officers as a Group (34 people)(34)	9,000,000	90.235

  Edward A. Heil and R. Bret Jenkins are equal owners of EB Consulting, which owns beneficially and of record 450,000 shares, and are deemed to be the beneficial owners of 500,000 shares owned beneficially and of record by eSAFETYWORLD, of which Messrs. Heil and Jenkins are controlling stockholders.

  eSAFETYWORLD's address is 80 Orville Drive, Bohemia, NY 11716.
  Of the shares owned, eSAFETYWORLD will distribute 3400,000 shares to its stockholders. After the Distribution, eSAFETYWORLD will hold 6575200,000 shares, which will represent 6.756.772.0% of the total Community Home Funding common shares outstanding.

  The address for all officers and directors is 510 Broad Hollow Road, Melville, NY 11747.

  Ira Silverman owns all of the issued and outstanding shares of common stock of Community Home Mortgage. He is considered the beneficial owner of the 9,000,000 shares held by Community Home Mortgage.

Certain Relationships and Related Transactions

Consulting Arrangements

Agreements with eSAFETYWORLD and EB Consulting - On September 28, 2000, Community Home Mortgage engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide general business consulting, as well as services relating to web-centric marketing systems and e-commerce applications. In consideration of the services being provided, Community Home Mortgage agreed to pay eSAFETYWORLD and EB Consulting one-time fees of $300,000 and $100,000, respectively, payable at the election of Community Home Mortgage in either cash or 375,000 and 125,000 shares of Community Home Mortgage common stock, respectively. The agreements were amended in April 2001 to give Community Home Mortgage the right, subject to certain limitations, to satisfy the obligation by issuing 500,000 shares of Community Home Funding's common stock to eSAFETYWORLD and 450,000 shares to EB Consulting. Community Home Mortgage elected to exercise that option and issued an aggregate of 950,000 shares on April 16, 2001. For financial reporting purposes, Community Home Funding commenced giving effect to these consulting agreements in April 2001. eSAFETYWORLD agreed to accept an aggregate of 975,000 shares of Community Home Funding common stock in consideration for the principal consulting services that it has and will be providing based on the occurrence of certain events. The 975,000 shares were issued in lieu pof paying fees of $225,000. The number of shares was determined based on negotiation. These 975,000 shares constitute 9.759.77% of the issued and outstanding common stock of Community Home Funding at July 12, 2001. eSAFETYWORLD has provided and will continue to provide general business consulting services, including:

meeting with and consulting with the officers and heads of the administrative staff regarding general business development, structuring, and operations,

providing consulting relative to its marketing strategy and relationships with new and existing clients and banks; and

assisting in furthering e-commerce solutions.

Community Home Funding is obligated to use its best efforts to register, at its expense, the shares covered by theseis agreements as soon as is practicable. The amendments to the original consulting agreements become null and void if Community Home Funding does not have an effective registration statement by August 15, 2001.

Agreement with Community Home Mortgage - Community Home Mortgage will provide Community Home Funding with infrastructure and administrative services including:

support for customer service, due diligence, and document preparation and review,

equipment leasing and telephone usage,

accounting and legal services,

payroll services,

insurance,

purchasing, and

sales support services.

Community Home Mortgage will be entitled to receive monthly fees equal to 120% of Community Home Mortgage's actual cost of services through December 31, 2001. Thereafter, it will receive a fee equal to one-half of a percent of Community Home Funding's monthly dollar value of loans acquired. No other salary expenses will be paid to Community Home Mortgage's officers who are also officers of Community Home Funding. The agreement covers one year, commencing June 1, 2001, and is renewable thereafter based on the mutual consent of the parties.

Legal Matters

Howard Sommers, Esq., 444 Madison Avenue, New York, New York, counsel to Community Home Funding, has rendered an opinion that the common stock of Community Home Funding to be distributed to the stockholders of eSAFETYWORLD is legally issued, fully paid and nonassessable under New York law.

Experts

The financial statements of Community Home Funding as of December 31, 2000 and each of the two years in the period then ended have been audited by Eichler, Bergsman & Co., LLP, Certified Public Accountants, as stated in its report appearing herein, and have been included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Available Information

Community Home Funding has filed with the SEC a registration statement on Form SB-2 with respect to the shares of Community Home Funding common stock to be received by the stockholders of eSAFETYWORLD in the Distribution. This document does not contain all of the information set forth in the registration statement on Form SB-2 and the exhibits thereof, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the registration statement, reference is made to that exhibit and each statement shall be deemed qualified in its entirety by that reference. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC as follows:

at the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

at the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 10th Floor, New York, NY 10048, or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661;

by writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy documents and other information regarding issuers that file electronically with the SEC.

Reports of Community Home Funding

After the Distribution, Community Home Funding will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, to file reports, proxy statements and other information with the SEC.

After the Distribution, the reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC listed above and obtained by mail from the SEC as described above.

Additionally, Community Home Funding will be required to provide annual reports, containing audited financial statements, to its stockholders in connection with its annual meetings of stockholders.

Index to Financial Statements of

Community Home Funding Group Ltd.

Report of Independent Public Auditors F-2

Balance Sheet, December 31, 2000 and March 31, 2001 (unaudited) F-3

Statements of Operations for the Years Ended December 31, 2000 and 1999 and the Three Months Ended March 31, 2001 and 2000 (unaudited) F-5

Statements of Cash Flows for the Years Ended December 31, 2000 and 1999 and the Three Months Ended March 31, 2001 and 2000 (unaudited) F-6

Notes to Financial Statements F-7

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors:

We have audited the accompanying balance sheet of Community Home Funding Group Ltd. as of December 31, 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Home Funding Group Ltd. as at December 31, 2000, and the results of its operations, changes in stockholders' equity and its cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles generally accepted in the United States.

New York, New York
May 10, 2001

COMMUNITY HOME FUNDING GROUP LTD.
BALANCE SHEETS

                                                                                        December 31,             March 31
                                                                                            2000                           2001
                                                                                                                         (unaudited)

Assets:
Cash                                                                                   $ 20                          $ 20
Total assets                                                                         $ 20                         $ 20

Shareholder's equity:
Capital stock, 20,000,000 shares authorized;
no par value, $.001 per share; 9,000,000 shares issued and
outstanding;                                                                        $ 20                            $ 20

See Notes to Financial Statements.

COMMUNITY HOME FUNDING GROUP LTD.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
AND THE THREE MONTHS ENDED MARCH 31, 2001 and 2000 (unaudited)

	Year Ended	Year Ended	Three Months Ended	Three Months Ended
	12/31/00	12/31/99	3/31/01	3/31/00
			(unaudited)	(Unaudited)
Revenue	$ -0-	$ -0-	$ -0-	$ -0-
Expenses	-0-	-0-	-0-	-0-
Net income	$ -0-	$ -0-	$ -0-	$ -0-

Basic earnings per share	$ -0-	$ -0-	$ -0-	$ -0-

See Notes to Financial Statements.

COMMUNITY HOME FUNDING GROUP LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
AND THE THREE MONTHS ENDED MARCH 31, 2001 and 2000 (unaudited)

	Year Ended	Year Ended	Three Months Ended	Three Months Ended
	12/31/00	12/31/99	3/31/01	3/31/00
CASH FROM:			(unaudited)	(Unaudited)
Operations	$ -0-	$ -0-	$ -0-	$ -0-
Investing	-0-	-0-	-0-	-0-
Financing	-0-	-0-	-0-	-0-
Cash End of Period	$ 20	$ 20	$ 20	$ 20

See Notes to Financial Statements.

COMMUNITY HOME FUNDING GROUP LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
AND THE THREE MONTHS ENDED MARCH 31, 2001 and 2000 (unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS

Community Home Funding Group Ltd. ( the "Company") was incorporated in 1997.

The Company at present has no revenue producing activity. However, its current business strategy is to enter the wholesale/correspondent loan finance market. Its activities in the first half of 2001 will consist principally of developing its plan, establishing an office, hiring employees, and beginning loan activity. It has not yet generated any loan activity or revenues.

The Company's revenues will be generated from purchasing mortgage, home equity, and debt consolidation/home improvement loans, together with the related servicing rights, from retail lenders that originated the loans throughout the United States.. The Company will also originate these types of loans. The Company will sell the loans to institutional investors.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Depreciation

Property and equipment will be carried at cost. Depreciation will be calculated over the estimated useful lives of the assets.

b) Income Taxes

The Company, with the consent of its shareholder, has elected to be taxed as an S Corporation as provided for by the Internal Revenue Code for Federal and New York State tax purposes. Under the S cCorporation status, the Company's net income is taxed to its shareholder. This election effectively lapsed when the Company issued shares to eSAFETYWORLD in July 2001. Commencing as of that date, the Company will be taxed as a C corporation. This change has no impact on the accompanying financial statements.

c) Use of Estimates

In the future, when operations commence, the preparation of financial statements in conformity with generally accepted accounting principles will require management to make estimates and assumptions that will affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Earnings Per Share

Basic earnings per common share are calculated based on the weighted average number of shares of common stock outstanding during the period after giving retroactive effect for all stock splits.

NOTE 3 SUBSEQUENT EVENTS

The Company became a subsidiary of Community Home Mortgage Corporation, a company under common control that is engaged as a licensed mortgage banker operating in 42 states, effective April 1, 2001.

Agreement with eSAFETYWORLD, Inc. - On September 28, 2000, Community Home Mortgage Corporation engaged eSAFETYWORLD, Inc. and an affiliated venture, EB Consulting, to provide general business consulting, as well as services relating to web-centric marketing systems and e-commerce applications. In consideration of the services being provided, Community Home Mortgage agreed to pay eSAFETYWORLD and EB Consulting one-time fees of $300,000 and $100,000, respectively, payable at the election of Community Home Mortgage in either cash or 375,000 and 125,000 shares of Community Home Mortgage common stock, respectively. The agreements were amended in April 2001 to give Community Home Mortgage the right, subject to certain limitations, to satisfy the obligation by issuing 500,000 shares of the Company's common stock to eSAFETYWORLD and 450,000 shares to EB Consulting. Community Home Mortgage elected to exercise that option and issued an aggregate of 950,000 shares of Community Home Funding's common stock to eSAFETYWORLD and EB Consulting in April 2001.

Community Home Funding is obligated to register, at its expense, the shares covered by these agreements as soon as is practicable. The amendments to the original consulting agreements become null and void if the Company does not have an effective registration statement by August 15, 2001. In July 2001, eSAFETYWORLD signed an agreement to provide certain business and financial consulting services to the Company. eSAFETYWORLD has provided and will continue to provide general business consulting services, including meeting with and consulting with the officers and heads of the administrative staff regarding general business development, structuring, and operations,

providing consulting relative to its marketing strategy and relationships with new and existing clients and banks; and

assisting in furthering e-commerce solutions.

eSAFETYWORLD agreed to accept an aggregate of 975,000 shares of the Company's common stock in consideration for the principal consulting services that it has and will be providing based on the occurrence of certain events. The 975,000 shares were issued in lieu of paying fees of $225,000. The number of shares was determined based on negotiation. These 975,000 shares constitute 9.759.77% of the issued and outstanding common stock of the Company at July 12, 2001. The Company is obligated to register, at its expense, the shares covered by these is agreement as soon as is practicable.

On July 13, 2001, the board of directors of eSAFETYWORLD approved a plan to distribute 400,000 shares of common stock of the Company's common stock held by eSAFETYWORLD to all holders of outstanding eSAFETYWORLD common stock. The eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock at the close of business on the record date of one share of the Company's common stock for every 7.5 shares of eSAFETYWORLD common stock held as of the close of business on the record date.

Agreement with Community Home Mortgage - Community Home Mortgage, a company under common control, will provide the Company with infrastructure and administrative services including:

support for customer service, due diligence, and document preparation and review,

equipment leasing and telephone usage,

accounting and legal services,

payroll services,

insurance,

purchasing, and

sales support services.

Community Home Mortgage will be entitled to receive monthly fees equal to 120% of Community Home Mortgage's actual cost of services through December 31, 2001. Thereafter, it will receive a fee equal to one-half of a percent of the Company's monthly dollar value of loans acquired. No other salary expenses will be paid to Community Home Mortgage's officers who are also officers of the Company. The agreement covers one year and is renewable thereafter based on the mutual consent of the parties.

Amended Articles of Incorporation  The Company is authorized to issue 20,000,000 shares of common stock. All common share amounts give effect to a 450,000-for-1 stock split effective April 10, 2001.

There are 9,97550,000 shares of common stock issued and outstanding at July 11April 30, 2001. The Distribution has no impact on the number of shares issued and outstanding. The holders of the Company's common stock:

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

No holder of any class of stock has any preemptive right to subscribe to any securities of the Company of any kind or class.

Option Plan  The Company has a stock option plan that expires in 2011 and enables it to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,000,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

No options are outstanding at June 30March 31, 2001.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 722-725 of the New York Business Corporations Law and the Registrant's Certificate of Incorporation, as amended, provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act, and therefore, is unenforceable. (See "Item 28. Undertaking.")

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses payable by Registrant in connection with the offering:

Nature of Expense	Amount

SEC registration fees	$ 128.70
Transfer agent and registrar fees and expenses	-
Nasdaq OTC:BB fees	-
Accounting fees and expenses	5,000.00
Legal fees and expenses	5,000.00
Printing and engraving expenses	2,000.00
State securities laws compliance fees and expenses	-
Miscellaneous	5,000.00
Total	$17,128.70

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

1. In 1997, 20 shares of common stock were issued and sold for $20.00 in gross proceeds to Ira Silverman.

    In July 2001, 975,000 shares of common stock were issued to eSafteyworld, Inc. in consideration for consulting services.

Each transaction with Registrant was negotiated in face-to-face discussions between executives of Registrant and each investor. Registrant provided each such investor with business and financial information. Each such investor had the opportunity to ask questions of and receive answers from executive officers of Registrant and was provided with access to Registrant's documents and records in order to verify the information provided. Because of sophistication, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Registrant. Each purchaser confirmed in writing that the securities were being acquired for investment and that the certificates evidencing the securities would bear a restrictive legend; such certificates do bear a restrictive legend. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid.

The foregoing issuances and sales of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

On July 6, 2001, Registrant effected a 450,000-for-1 stock split of its originally issued and outstanding common stock, which increased its issued and outstanding shares from 20 shares to 9,000,000 shares (not including the shares issued to eSafetyworld), without the payment of any commission or other remuneration, in reliance on the exemption from registration provided in section 3(a)(9) under the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS

Exhibits
Exhibit Number	SEC Reference Number	Title of Document	Location

Item 3.		Articles of Incorporation and Bylaws
3.01	3	Certificate of Incorporation as filed March 13, 1997	This filing
3.02	3	Amendment to Certificate of Incorporation of July 11, 2001.	This filing
3.03	3	Bylaws as amended	This filing

Item 4.		Instruments Defining the Rights of Holders, Including Indentures
4.01	4	Specimen common stock certificate	This filing

Item 5.		Opinion re: Legality
5.01	5	Opinion of Howard M. Sommers, Esq.	To be filed by amendment

Item 10.		Material Contracts
10.01	10	Lease Agreement between Liberty Associates and Registrant dated February 1, 2001	This filing
10.02	10	Consulting Agreement between eSafetyworld, Inc. and Registrant dated July 1, 2001	This filing
10.03	10	Management Agreement between Community Home Mortgage and Registrant dated May 28, 2001	This filing
10.04	10	2001 Stock Option Plan	This filing

Item 23.		Consents of Experts and Counsel
23.01	23	Consent of Eichler, Bergsman & Co., LLP, Independent Accountants	This filing
23.02	23	Consent of Howard M. Sommers, Esq., Registrant's counsel	This filing see exhibit 5.01

ITEM 28. UNDERTAKING

Rule 415 Offering (Regulation SB, Item 512(a)):

The Registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

NOTE: Registrants do not need to give the statements in paragraphs (a)(1)(i) and (a)(1)(ii) of this Item if the registration statement is on Form S-3 or S-8 (239.13 or 239.16b of this chapter), and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Indemnification (Regulation SB, Item 512(e):

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on July 19, 2001.

Community Home Mortgage Corp.

By

/s/ Ira Silverman
Its Chairman and President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Ira Silverman, President and Chairman

/s/ Daniel Silverman, Executive Vice President and Director

/s/ Richard Balogh, Chief Financial Officer and Director

Exhibit 3.1
Certificate of Incorporation
Of
Community Home Funding Group, LTD
(Under Section 402 of the Business Corporation Law)

The undersigned Incorporator,, a natural person of the age of eighteen years or over, f or the purpose of forming a corporation under the Business Corporation Law of the State of New York, does hereby certify:

FIRST: The name of the corporation is Community Home Funding Group Ltd.

SECOND: The purpose or purposes for which the corporation is formed are:

To engage in any lawful act or activity for which corporations 'may be organized under the Business Corporation Law of the State of New York. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or Approval first being obtained.

The corporation, in furtherance of the aforementioned corporate purposes, shall have all of the powers conferred upon corporations organized under the Business Corporation Law,' including without limitation the powers in section 202 thereof, subject to any limitations thereof contained in this certificate of Incorporation or in the laws of the State of New York.

THIRD: The office of the corporation is to be located in the County of Nassau, State of Now York.

FOURTH: (a) The aggregate number of shares which the corporation shall have authority to issue in two hundred (200)

shares of Common Stock with no par value all of which are of the same class.

(b) No stockholder of the corporation shall, because of his ownership or stock, have preemptive or other rights to purchase, subscribe for, or take any part of any stock or any part of any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the corporation authorized by this certificate of Incorporation or by any amended certificate duly filed, which may at any time be issued, optioned, sold or disposed of by the corporation pursuant to a resolution of its Board of Director upon such terms as may to such Board of Directors seem proper.

FIFTH: The Secretary of state in denigrated an the age.it of the corporation upon whom process against the corporation may be served. The poet office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is Ira Silverman 45 Executive Drive, Plain view, New York 11803.

SIXTH: The corporation may indemnify it directors to the fall extent that it in authorized to do so in the manner provided by the laws of the State of New York.

IN WITNESS WHEREFOR than undersigned has signed and acknowledged this Certificate this 10th day of March, 1997.

45 Executive Drive
Plainview, New York 11803

STATE OF NEW YORK)
COUNTY OF NASSAU

On this 104 day of March 1997 before me personally came Ira Silverman to me known and known to me to be the person described in and who executed the foregoing certificate and he duly acknowledged to me that ha had executed the same.

Notary Public

AMELIA STELLMA
Notary Public
No. 30-477A7S2

CERTIFICATE OF INCORPORATION
OF
COMMUNITY HOME FUNDING-GROUP LTD
UNDER SECTION 402 OF THE
BUSINESS CORPORATION LAW

ARP & SOMMERS
950 THIRD AVENUE
NEW YORK, NY 10022

Exhibit 3.02

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF COMMUNITY HOME FUNDING GROUP LTD.

Under Section 805 of the Business Corporation Law

WE, THE UNDERSIGNED, Ira Silverman and Daniel Silverman, being the chairman and the secretary, respectively, of Community Home funding Group Ltd., hereby certify:

I . The name of the corporation is Community Home Funding Group Ltd.

2. The certificate of incorporation of said corporation was filed in the Department of State on the 18th day of March, 1997.

3. (a) The certificate of incorporation is hereby amended to change the number of shares which the corporation is authorized to issue from 200 shams of common stock (no par value) to 20,000,000 shares of common stock (par value $.001 per share).

(b) To effect the foregoing changes, Article FOUR subdivision (a), which sets forth the aggregate number of share which the corporation shall have authority to issue and the par value of the shares, is hereby deleted in its entirety and replaced with the following Article:

FOURTH: (a) The aggregate number of shares which corporation shall have authority to issue is 20,000,000 shares of common stock (par value S.001 per share), all of which are of the same class.

This amendment to the certificate of incorporation of Community Home Funding Group Ltd provides for a change of shares as follows:

Issued Shares: The amendment provides for a change of 20 issued shares of common stock, no par value. Resulting from the change are 9,000,000 issued shares of common stock, par value S.001 per share. The rate of change is I old share to 450,000 new shares. The terms of the change that the stockholders shall exchange their certificates for new certificates indicating the new capitalization of the corporation.

Unissued Shares: The amend provides for a change of I 90 unissued shares of common stock, no par value. Resulting from the change are 1 1,000,000 unissued shares of common stock, par value $.001 per share The rate of change is 1 old share to 61,111,111 new shares.

4. The foregoing amendment was authorized in the following manner: by the unanimous written consent of the board of directors followed by the unanimous written consent of all shareholders entitled to vote.

IN WITNESS WHEREOF, we have signed this certificate on the 6th day of July 2001.

__/s/_____________________
Ira Silverman

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF
COMMUNITY HOME FUNDING GROUP LTD.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

FILED BY:
CONTINENTAL CORPORATE SERVICES, INC.
189 FRANKLIN AVENUE, SUITE I
NUTLEY, NEW JERSEY 07110

Exhibit 3.03

BY LAWS
OF
COMMUNITY HOME FUNDING GROUP LTD.
ARTICLE I - OFFICES

The principal office of the Corporation shall be located in the City ' County and State so provided in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of New York as the Board of Directors may, from time to time, determine and the business may require.

ARTICLE II - SHAREHOLDERS

1. Place of Meetings.

Meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as the Board shall authorize.

2. Annual Meetings.

The annual meeting of the shareholders of the Corporation shall be held at 2:00 P.M. on the last Tuesday of the third month in each year after the close of the fiscal year of the Corporation, if such date is not a legal holiday and if a legal holiday, then on the next business day following at the& same hour, at which time the shareholders shall elect a Board of Directors, and transact such other business as may properly come before the meeting.

3. special Meetings.

Special meetings of the shareholders may be called at any time by the Board or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the outstanding shares entitled to vote thereat, or as otherwise required by law.

4. Notice of Meetings.

Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail. Such notice shall be served not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by the person calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event, it shall be mailed to the address designated in such request.

5. Waiver. Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice either before or after a meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder.

6. Fixing Record Date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record dateis fixed it shall be determined in accordance with the provisions of law.

7. Quorum.

(a) Except as otherwise provided by the Certificate of Incorporation, at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings, in person or by proxy, of shareholders holding a majority of the total number of shares of the Corporation then issued and outstanding on the records of the Corporation and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. If a specified item of business is required to be voted on by a class or classes, the holder of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may ad3ourn the meeting.

8. Voting.

(a) Except as otherwise provided by statute or by the Certificate of Incorporation,

(1) directors shall be elected by a plurality of the votes cast; and

(2) all other corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast;

at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney in-fact duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the proxy shall specify the length of time it is to continue in force. The proxy shall be delivered to the Secretary at the meeting and shall be filed with the records of the Corporation. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(d) Any action that may be taken by vote may be taken without a meeting on written consent. Such action shall constitute action by such shareholders with the same force and effect as if the same had been approved at a duly called meeting of shareholders and evidence of such approval signed by all of the shareholders shall be inserted in the Minute Book of the Corporation.

ARTICLE III - BOARD OF DIRECTORS

Number.

The number of the directors of the Corporation shall be three (3), until otherwise determined by a vote of the Board, and it shall in no event be less than three, unless all of the outstanding shares are owned of record by less than three shareholders, in which event, the number of directors shall not be less than the number of shareholders. 2. Election.

Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board need not be shareholders and shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

3. Term Of Office.

Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

4. Duties and Powers.

The Board shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except those powers expressly conferred upon or reserved to the shareholders.

5. Annual Meetings.

Regular annual meetings of the Board shall be held immediately following the annual meeting of shareholders.

6. Regular Meetings and Notice.

The Board may provide by resolution for the holding of regular meetings of the Board of Directors# and may fix the time and place thereof.

Notice of regular meetings shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board shall fix or change the time or place of any regular meeting, notice of such action be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth at Section 7 of this Article III, unless such notice shall be waived.

7. Special Meetings and Notice.

(a) Special meetings of the Board shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be mailed directly to each director, addressed to him at the address designated by him for such purpose or at his usual place of business, at least two (2) business days before the day on which the meeting is to be held, or delivered to him personally or given to him orally, not later than the business day before the day on which the meeting is to be held.

Notice of a special meeting shall not be required to be given to any director who shall attend such meeting or who submits a signed waiver of notice.

8. Chairman.

At all meetings of the Board, the Chairman, if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside. In his absence, the Chairman shall be chosen by the Directors present.

9. Quorum and Adjournments.

(a) At all meetings of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these ByLaws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

(b) A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

10. Manner of Acting.

a) At all meetings of the Board, each director present shall have one vote.

(b) Except as otherwise provided by law, by the Certificate of Incorporation, or these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

11. Vacancies.

Any vacancy in the Board of Directors resulting from an increase in the number of directors, or the death, resignation, disqualification, removal or inability to act of any director, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board called for that purpose.

12. Resignation.

Any director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

13. Removal.

Any director may be removed, with or without cause, at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

14. Compensation.

No compensation shall be paid to directors as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance may be authorized for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

15. Contracts.

(a) No contract or other transaction between this Corporation and any other business shall be affected or invalidated, nor shall any director be liable in any way by reason of the fact that a director of this Corporation is interested in, or is a director, officer, or is financially interested in such other business, provided such fact is disclosed to the Board.

(b)Any director may be a party to or may be interested in

any contract or transaction of this Corporation individually,

and no director shall be liable in any way by reason of such interest, provided that the fact of such participation or interest be disclosed to the Board and provided that the Board shall authorize or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

16. Committees.

The Board, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall remain in existence at the pleasure of the Board. Participation of any one or more members of a committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute a director's presence in person at any such meeting. Any action authorized in writing by all of the members of a committee and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

ARTICLE IV - OFFICERS

1. Number and Qualifications.

The officers of the Corporation shall consist of a Presidential one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

  Election.

The officers of the Corporation shall be elected by the Board at the regular annual meeting of the Board following the annual meeting of shareholders.

3. Term of Office.

Each officer shall hold office until the annual meeting of the Board next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

4. Resignation.

Any officer may resign at any time by giving written notice thereof to the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof by the Board or by such officer, unless otherwise specified in such written notice. The acceptance of such resignation shall not be necessary to make it effective.

Removal.

Any officer, whether elected or appointed by the Board, may be removed by the Board, either with or without cause, and a successor elected by the Board at any time.

6. Vacancies.

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board.

7. Duties.

Unless otherwise provided by the Board, officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, such powers and duties as may be set forth in these by-laws, and such powers and duties as may be specifically provided for by the Board. The President shall be the chief executive officer of the Corporation.

8. Sureties and Bonds.

At the request of the Board,,any officer, employee or agent of the Corporation shall execute for the Corporation a bond in such sum, and with such surety as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

9. Shares of Other Corporation.

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder shall be exercised on behalf of the Corporation in such manner as the Board may authorize.

ARTICLE V - SHARES OF STOCK

1. Certificates.

(a) The certificates representing shares in the Corporation shall be in such form as shall be approved by the Board and shall be numbered and registered in the order issued. They shall bear the holdr's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer and shall bear the corporate seal.

(b) Certificate representing shares shall not be issued until they are fully paid for.

(c) The Board may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings.

2. Lost or Destroyed Certificates.

Upon notification by the holder of any certificate representing shares of the Corporation of the loss or destruction of one or more certificates representing the same, the Corporation may issue new certificates in place of any certificates previously issued by it, and alleged to have been lost or destroyed. Upon production of evidence of loss or destruction, in such form as the Board in its sole discretion may require, the Board may require the owner of the lost or destroyed certificates to provide the Corporation with a bond in such sum as the Board may direct, and with such surety as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificates. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board, it is proper to do so.

3. Transfers of Shares.

(a) Transfers of shares of the Corporation may be made on the share records of the Corporation solely by the holder of such records, in person or by a duly authorized attorney, upon surrender for cancellation of the certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and with such proof of the authenticity of the signature, and the authority to transfer and the payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and shall not be bound to recognize any legal, equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

4. Record Date.

In lieu of closing the share records of the Corporation, the Board may fix, in advance, a date not less than ten days and not more than fifty days, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof,unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

Subject to this Certificate of Incorporation and to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amount, and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends, such sum or sums as the Board, from time to time, in its sole discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board.

ARTICLE IX - AMENDMENTS

1. By Shareholders.

All by-laws of the Corporation shall be subject to revision amendment or repeal, and new by-laws may be adopted from time to time, by a majority vote of the shareholders who are at such time entitled to vote in the election of directors.

2. By Directors.

The Board shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as provided for by Section 1 of this Article .IX may alter, amend or repeal by-laws made by the Board. The Board shall have no power to change the quorum for meetings of shareholders or of the Board, or to change anyprovisions of the by-laws with respect to the removal 0-f directors or the filling of vacancies in the Marred Resulting from the removal of on or more directors by the shareholders. if any by-law regulating an impending election of directors is adopted, amended or repealed by than Board, there sha2l be set forth in the notice of the next meeting of shareholders for the resolution of directors, the by-law so adopted, or repealed, together with a concise statement of the changes made.

Than undersigned Incorporator certifies that he has adopted the foregoing by-laws as the first ByLaws of the Corporation, in accordance with the requirements of the Business Corporation Law.

Dated., March 18, 1997 incorporated

FORM OF COMMON STOCK CERTIFICATE

EXHIBIT 4.01

Number Shares

/---------/ /--------/

COMMUNITY HOME FUNDING GROUP LTD. AUTHORIZED COMMON STOCK: 20,000,000 SHARES PAR VALUE: $.001

THIS CERTIFIES THAT

---------------------------------------------

IS THE RECORD HOLDER OF

Shares of Community Home Funding Group Ltd. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

-------------------------- -----------------------------

Secretary President

COMMUNITY HOME FUNDING GROUP LTD.

CORPORATE  SEAL NEVADA

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common unif gift min act- ......Custodian......... TEN ENT - as tenants by the entireties (Cust (Minor)JF TEN - as joint tenants with right under Uniform Gifts to of survivorship and not as Minors Act ........... tenants in common (State) Additional abbreviations may also be used though not in the above list

 For Value Received, ____________ hereby sell, assign and transfer unto (Please insert Social Security or Other Identifying Number of Assignee)

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(Please print or typewrite name and address, including zip code of Assignee)

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_____________________________________________________________Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________

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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

CONSENT OF ATTORNEY

To Messrs. Ira Silverman and Ed Heil:

I hereby consent to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement (Form SB-2) of Community Home Funding Group Ltd. as having rendered an opinion respecting the legality of certain securities to be issued pursuant to the Registration Statement.

HOWARD M. SOMMERS

New York, New York
July 18, 2001

Exhibit 10.01

STANDARD OFFICE LEASE - GROSS
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1. Basic Lease Provisions ("Basic Lease Provisions")

1.1 Parties: This Lease, dated, for reference purposes only, February 2001 is made by and between Liberty Associates (herein called"Lessor")and Community Home Mortgage, Inc.. doing business under the name of(herein called "Lessee").

1.2 Premises: Suite Numbers(s) 205 floors, consisting of approximately 1754 rentable square feet more or less more or less, as defined in paragraph 2 and as shown or) Exhibit "A" hereto (the "Premises").

1.3 Building: Commonly described as being located at 11129 Point East Drive in the City of Rancho Cordova County of Sacramento State of California more particularly described in Exhibit A hereto, and as defined in paragraph 2.

1.4 Use: General office subject to paragraph 6.

1.5 Term: Thscp4imencingAoril 1. 2001("Commencement Date") as defined in paragraph 3. per month, payable an the first day of each month, the monthly Base Rent payable as defined in paragraph 4.2.

2.1Premises: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building .Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein), the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises", including rights to the Common Areas as hereinafter specified.

2.2Vehicle Parking: So long as Lessee is not in default, and subject to the rules and regulations attached hereto, and as established by Lessor from) parking spaces in the Office Building Project at the monthly rate

2.2.1If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.2.2 The monthly parking rate per parking space will be N/A. per month at the commencement of the term of this Lease, and is subject to change upon five (5) days prior written notice to Lessee. Monthly parking fees shall be payable one month in advance prior to the first day of eachcalendar month.

2.3Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitee, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls,

2.4Common Areas - Rules and Regulations. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide arid conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas arid shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the noncompliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project.

2.5Comion /Areas Change. Lessor shall have the right, in Lessor's sole discretion, from time to time:

(a)To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways: provided, however, Lessor shall at all times provide the parking facilities required by applicable law;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

(d)To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

(f)To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3. Term.

3.1Term. The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.

3.2Delay In Possession. Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or tell obligations of Lessee hereunder or extend the term hereof; but in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee, as hereinafter defined; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days following said Commencement Date, as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee's option, by time to time, Lessee shall be entitled to rent and use applicable from time to time for monthly parking as set by Lessor and/or its licensee.

notwithstanding  writing to lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that, as to Lessee's obligations, Lessee first reimburses Lessor for all costs incurred for Non-Standard Improvements and, as to Lessor's obligations, Lessor shall return any money previously deposited by Lessee (less any offsets due Lessor for Non-Standard Improvements); and provided further, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

3.2.1Possession Tendered - Defined. Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) tile improvements to be provided by Lessor under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises, (3) Leases has reasonable access to the Premises, and (4) ten (10) days shall have expired following advance written notice to Lessee of the occurrence of the matters described in (1), (2) and (3), above of this paragraph 3.2.1.

3.2.2Delays Caused by Lessee. There shall be no abatement of rent, and the sixty (60) day period following the Commencement Date before which Lessee's right to cancel this Lease accrues under paragraph 3.2, shall be deemed extended to the extent of any delays caused by acts or omissions of Lessee, Lessee's agents, employees and contractors.

3.3Early Possession. If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay rent for such occupancy,

3.4Uncertain Commencement. In the event commencement of the Lease term is defined as the completion of the improvements, Lessee and Lessor shall execute an amendment to this Lease establishing the date of Tender of Possession (as defined in paragraph 3.2.1) or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Date.

4.Rent.

4.1Base Rent. Subject to adjustment as hereinafter provided in paragraph 4.3, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph 1.6 of the Basic Lease Provisions, without offset or deduction Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph 1.8 of the Basic Lease Provisions. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

4.2Operating Expense Increase. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined, for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the "Operating Expense Increase", in accordance with the following provisions:

(a) "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1. 1 0 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project.

(b) "Base Year" is defined as the calendar year in which the Lease term commences.

(c) "Comparison Year" is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Lessee shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Lessee shall pay Lessee's Share, notwithstanding they occur during the first twelve (12) months). Lessee's Share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Lessee is responsible for a share of such increase.

(d) "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable  discretion, for: (I) The operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Building Project, including but not limited to, the following:

(a) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping,bumpers, irrigation systems, building exteriors and roofs, fences and gates;

(bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, occupants of the Office Building Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

(ii) Trash disposal, janitorial and security services;

(iii) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense";

(iv) The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof;

(v) The amount of the real property taxes to be paid by Lessor Lender paragraph 1 0. 1 hereof;

(vi) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

(vii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office

Building Project and accounting and a management fee attributable to the operation of the Office Building Project;

(viii) Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated ttiereby amortized over its useful life according to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor's accountants);

(ix) Replacement of equipment or improvements that have a useful life for depreciation purposes according to Federal income tax guidelines of five (5) years or less, as amortized over such life.

(a) Operating Expenses shall not include the costs of replacements of equipment or improvements that have a useful life for Federal income tax purposes in excess of five (5) years unless it Is of the type described In paragraph 4.2(d) (viii), in which case their cost shall be included as above provided.

(f) Operating Expenses shall not include any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

(g) Lessee's Share of Operating Expense Increase shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time in advance of Lessee's Share of the Operating Expense increase for any Comparison Year, and the same shall be payable monthly or quarterly, as Lessor shall designate, during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expense Increase as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each Comparison Year a reasonably detailed statement showing Lessee's Share of the actual Operating Expense Increase incurred during such yea. If Lessee's payments under this paragraph 4.2(g) during said Comparison Year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expense Increase next falling due. If Lessee's payments under this paragraph during said Comparison Year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (1 0) days after delivery by Lessor to Lessee of said statement. Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Lessee is responsible as to Operating Expense increases, not with standing that the Lease term may have terminated before the end of such Comparison Year.

(h) Include in the Year Operating Expenses lo an allowance for

5.Security Deposit. Lessee shall deposit with Lessor upon execution hereof the security deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ton (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly Base Rent, shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 1.6 of the Basic Lease Provisions. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's Interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.Use.

6.1 Use. The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions or any other use which is reasonably comparable to that use and for no other purpose.

6.2Compliance with Law.

(a) Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to alterations or improvements made by Lessee or the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation.

(b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect orwhich may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

6.3Condition of Premises.

(a) Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commencement Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plur7ibing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. Ill the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting fortl) with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation.

lb) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal. county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easer'nents, covenants or restrictions of record, and accepts this Lease subject thereto and to all riiatters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

7.Maintenance, Repairs, Alterations and Common Area Services.

7.1Lessor's Obligations. Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof, and common areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project or any part thereof. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

7.2Lessee's Obligations.

(a)Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall e responsible for the cos' of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.

(b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor ill the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the Installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall panelling, ceilings and plumbing on the Premises and in good operating condition.

7.3Alterations and Additions.

(a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, Utility Installations or repairs in, on or aboutthe Premises, or the Office Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee's expense. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and material men's liens and to insure completion of the work. Should Lessee make any alterations, Improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Office Building Project that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or material men's lien against the Premises, the Building or the Office Building Project, or any interest therein.

(d) Lessee shall give Lessor not less than ten (10) days' notice prior to the (commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any Such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

)All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3(e), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

(f)Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

7.4Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.Insurance; indemnity.

8.1Liability Insurance - Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GLO404), or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the

Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

8.2Liability Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and BroadForm Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not

Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Office Building Project in an amount not less than $5,000,000.00 per occurrence.

8.3Property Insurance Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

8.4Property Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, Malicious mischief, plate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value Insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined In paragraph 9.1(f) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

8.5Insurance Policies. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to ttle expiration of such' policies, furnish Les'or with renewals thereof.

8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, ad waive their entire right of recovery against the other,

for director consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease hall be endorsed to so provide.

8.7 Indemnity. Lessee shall indemnify and hold harmless Lessor and its agents, Lessor's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyor)e or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity, work or things done ' permitted or suffered by Lessee in or about the Premises or elsewhere and shall further Indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

8.8 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or Injury Is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or prances, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurte ances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project.

8.9No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

9.Damage or Destruction.

9.1Definitions.

(a)"Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

(b)"Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

c) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

(d)"Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

a) "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

f) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

g) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense.

9.2 Premises Damage; Premises Building Partial Damage.

Insured Loss: Subject to tl)e provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease tt)ere is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall. as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

(b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is riot an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from making any substantial use of the Premises, Lessor may at Lessor's option either (1) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (II) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of tile occurrence of such damage.

9.3Premises Building Total Destruction; Office Building Project Total Destruction. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

9.4Damage Near End of Term.

Subject to paragraph 9.4(b), if at any time during the last twelve (12) months of the term of this Lease there is Substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

(b)Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss failing within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's efection to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

9.5Abatement of Rent; Lessee's Remedies.

(a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses

Increase) forthe period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of negligence of Lessee, and (2) such abatement shall only be to the extent the operation and profitability of Lessee's business as operated from the Pretrli,, is adversely affected. Exceptf or said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b) If,Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Lessor shall not complete the restoration and repair within six (6) months after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

(c)Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

9.6Termination - Advance Payments. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

9.7Waiver. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.Real Property Taxes.

10.1Payment of Taxes. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

10.2Additional Improvements. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

10.3Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, speciaf, ordinary or extraordinary, and any license fee, commercial rental tax, Improvement bond or bonds, levy or tax (other than Inheritance, personal Income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge herein6bove included within the definition of "real property tax", or (ii) the nature of which was hereinbefore included within the definition of "real property tax", or (iii) which is imposed for a service or right not charged prior to June 1, 1978 or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

10.4Joint.Assessment. If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other Information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive .

10.5Personal Property Taxes.

(a)Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

(b)If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.Utilities.

11.1Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning, and janitorial service as reasonably required, reasonable amounts of electricity for normal lighting and office machines, provided utility expense for gas, arid electricity do riot exceed the $.14 per rentable square foot allowance ac, ic, identified in paragraph 4.2(h),, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

11.2Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

11.3 Hours of Service. Said services and utilities shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

11.4Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Office Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading.

11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, Interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and stall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 13.1. "Transfer" within the meaning of this paragraph 12 shall include the transfer or transfers aggregating: (a) if Lessee is a corporation, more than twenty-five percent (25%) of the voting stock of such corporation, or (b) it Lessee is a partnership, more than twenty-five percent (25%) of the profit and loss participation in such partnership.

12.2Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting  or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate"; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under this Lease and lb) Lessor shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

12.3Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligation hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder Including Lessee's Share of Operating Expense Increase, and to perform all other obligations to be performed by Lessee hereunder.

(b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

(c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

d) lf, Lessee's obligation under this Lease have been guaranteed by third parties. then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

(e) The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; however, such persons shall not be responsible to the extent any such amendment or modification enlarges or Increases the obligations of the Lessee or sublessee under this Lease or such sublease.

f) In the event of any default under this Lease, Lessor may,proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

(g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

h) The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

12.4 Additional Terms and Conditions Applicable to Subletting. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur In the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublease , be deemed liable to the sublease for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublease under such sublease. Lessee hereby Irrevocably authorizes and directs any such sublease, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that Such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without an obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

(b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublease shall, by reason of entering into a sublease under this Lease, be deemed for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor at its option and without any obligation to do so, may require any sublease to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublease to Lessee or for any other prior defaults of Lessee under such sublease.

d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublease shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

12.5Lessor's Expenses. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees.

12.6Conditions to Consent. Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants, and (b) the proposed assignee or sublessee be at least as financially responsible as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

13. Default; Remedies.

13.1Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

(a) The vacation or abandonment of the Premises by Lessee. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.

(b) The breach by Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), lb) or (d) (alterations), 12.1 (assignment or subletting), 13.1 (a) (vacation or abandonment), 13.1(e) (insolvency), 13.1 (f) (false statement), 16(a) (estoppel certificate), 30(b) (subordination), 33 (auctions), or 41.1 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof. The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a

Notice to Pay Rent or Quit pursuant to applicable Unlawful retainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

(d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or perforated by Lessee other than those referenced in subparagraphs lb) and (c), above, where Such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, tt)at if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

e) (I) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (II) Lessee becoming a "debtor" as defined in I I U.S.C. '101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (III) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect.

(f)The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

13.2Remedies. In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of relating, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the  of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

lb) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease half bear interest from the date due at the maximum rate then allowable by law.

13.3Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in vriting, specifying wherein Lessor has failed to perform such obligation; provided.

however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expense Increase or other sums due hereunder will cause Lessor to Incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be irtiposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expense Increase, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that is so much of the Premises or the Office Building Project are taken by such-condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expense Increase shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee. For that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to tie extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15 Broker's Fee.

(a) The brokers involved in this transaction areas "listing broker" and licensed real estate br under this Lease. Up( designate in writing, a Lessor and said broker(s), the sum of broker(s) to Lessor in this transaction. Commercial as "cooperating broker," the listing broker entitled to a share of any commission arising Brokers jointly, or in such separate shares as they may mutually Broker(s), or in the event there is no separate agreement between for brokerage services rendered by said

(b) Lessor further agrees that (1) if Lessee exercises any Option, as defined in paragraph 39.1 of this Lease, which is granted to Lessee under this Lease, or any subsequently granted option which is substantially similar to an Option granted to Lessee under this Lease, or (ii) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (iii) if Lessee remains in possession of the Premises after the expiration of the term of this Lease after having failed to exercise an Option, or (iv) if said broker(s) are the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or (v) if the Base Rent is increased, whether by agreement or operation of an escalation clause contained herein, then as to any of said transactions or rent increases, Lessor shall pay said broker(s) a fee in accordance with the schedule of said broker(s) in effect at the time of execution of this Lease. Said fee shall be paid at the time Of Such increased rental is determined.

(c) Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, whether SLJCII transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this paragraph 15. Each listing and cooperating broker shall be a third party beneficiary of the provisions of this paragraph 15 to the extent of their interest in any commission arising under this Lease and may enforce that right directly against Lessor; provided, however, that all brokers having a right to any part of such total commission shall be a necessary party to any suit with respect thereto.

(d) Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in paragraph 15(a), above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16. Estoppels Certificate.

(a) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, it modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults it any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrances of the Office Building Project or of the business of Lessee.

lb) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (it) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance,

(c)If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall Include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground fease of the Office Building Project, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shat, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. Severability. The Invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19.Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such Interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20.Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21. Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating

Expense Increase and any other expenses payable by Lessee hereunder shall be deemed to be rent.

22. Incorporation off Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mention herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed In paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memoranda of this Lease for recording purposes.

26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be two hundred percent (200%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of this Lease perform able by Lessee shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provision of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assign. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

30.Subordination.

(a) This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to ql)iet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Option shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

(b)Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. Attorneys' Fees.

31.1 If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial, or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the sar-rie or separate suit, and whether or not such action Is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of tie broker named herein who seeks to enforce a right hereunder.

31.2 The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

31.3 Lessor shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal transaction is subsequently commenced in connection with such default.

32. Lessor's Access.

32.1 Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting ttie same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use  the Premises. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

32.2 All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

32.3 Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forceable or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness In determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34. Signs. Lessee shall not place any sign upon the Premises or the Office Building Project without Lessor's prior written consent. Under no circumstances

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing sub tenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such sub tenancies.

36. Consents. Except for paragraphs 33 (auctions) and 34 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on

Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

39. Options.

39.1 Definition. As used in this paragraph the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option of right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Office Building Project or other property of Lessor or the right of first offer to lease other space within the Office Building Project or other property of Lessor; (3) the right or option to purchase the Premises or the

Office Building Project, or the right of first refusal to purchase the Premises or the Office Building Project or the right of first offer to purchasethe Premises or the Office Building Project, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

39.2Options Personal. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by file original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee; provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

39.3Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

39.4Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1 (c) or 13.1 (d) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1 (c), or paragraph 13.1 (d), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that Lessee attempts to exercise the subject Option, if lessee has committed any non-curable breach, including without limitation those described in paragraph 13. I (b), or is otherwise in default of any of the terms, covenants or conditions of this Lease.

b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

(c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (I) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1 (d) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessor gives to Lessee three or more notices of default under paragraph 13 l(c), or paragraph 13.1(d), whether or not the defaults are cured, or (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13. 1 (b), or is otherwise in default of any of the terms, covenants and conditions of this Lease.

40. Security Measures - Lessor's Reservations.

40.1 Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

40.2 Lessor shall have the following rights:

(a) To change the name, address or title of the Office Building Project or building in which the Premises are located upon not less than 90 days prior written notice;

b) To, at Lessee's expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;

(c) To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

(d) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the

Office Building Project or on pole signs in the Common Areas;

40.3 Lessee shall not:

(a) Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Lessee's business;

(b) Suffer or permit anyone, except in emergency, to go upon the roof of the Building.

41. Easements.

41.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recondition of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

41.2 The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease

43. Authority. If Lessee Is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. Conflict. Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. No Offer-. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

46. Lender Modification. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

47. Multiple Parties. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

4. Attachments. Attached hereto are the following documents which constitute a part of this Lease: Lessee Addendum paragraph 50-56 Exhibit "A" Exhibit "B"

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THEPARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

OR

LESSEE Community Home Mortgage Inc.

/s/ Rob Freiheit
Its Owner

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777.

LESSOR
Liberty Associates

/s/
DATED FEBRUARY 1, 2001

Lease Addendum Rent Schedule

Month Full Service Rents/ SF/ Month

*01 Free

1.613 $1.45

1425 $1.50

2637 $1.55

*Note: Early occupancy to be granted no later than March 15, 2001. Said early occupancy shall be free of rent. All said items of Lease to be in effect except for Rent.

51.Tenant Improvements:

Lessor, at Lessor's sole cost and expense, shall perform the following tenant improvements using building standard materials to include all items shown in Exhibit "A":

a. Demolish walls. See Exhibit "A".

b. Provide new building standard paint on all areas without wall coverings, color to be mutually acceptable to Lessor and Lessee.

c. Provide new building standard carpet and base, color to be mutually acceptable to Lessor and Lessee.

d. Relocate sink and cabinetry from adjacent break room (see Exhibit "A")

Note: It may not be possible to relocate all existing lower cabinetry.

2.Option(s) to Extend:

Landlord shall grant Tenant the option to extend the term of the lease for one (1) additional three (3) year terms under the existing terms and conditions of the lease except that the lease rate for said extensions) shall be at then current market rents. Tenant shall provide Landlord written notice of Tenant's intention to exercise said option(s) no later than one hundred twenty (120) days prior to the expiration of the then current lease term.

53.Right of First Refusal:

Tenant shall be granted a one time right of first refusal on all adjacent space by giving Landlord notice within forty-eight (48) hours of Landlord offering said right of first refusal.

54.The Americans With Disabilities Act (ADA):

Please be advised that an owner or tenant of real property may be subject to the Americas With Disabilities Act (the ADA). The Act requires owners and tenants Of "Public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. You are advised to consult your attorney with respect to the application of this Act to the Property. Cornish & Carey Commercial cannot give you legal advice on this Act or its requirements.

55.Broker Disclosure:

The parties hereby expressly acknowledge (fiat Broker has made no independent determination investigation regarding, but not limited to, the following: present or future use of the property environmental matters affecting the Property; the condition of the Property, including, but not limited to structural, mechanical and soils conditions, as well as issues surrounding hazardous wastes or substances is set out above; violations of the Occupational Safety and Health Act or any other federal, state, county or municipal laws, ordinances, or statutes; measurements of land and/or buildings. Lessee agrees to make its own investigation and determination regarding such items.

6.Document Preparation:

This Lease has been prepared merely as a service to Lessee and Lessor by CORNISH & CAREY COMMERCIAL REAL ESTATE and makes no representations as to the legal sufficiency or economic interpretation of this Lease. Lessee and Lessor are hereby advised to consult their personal attorneys regarding the legal aspects hereof.

RULES AND REGULATIONS FOR STANDARD OFFICE LEASE

Dated: February 1, 2001

By and Between Liberty Associates as Lessor and Community Home Mortgage Inc.

GENERAL RULES

1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and Its occupants.

3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building

Project.

4. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6. Lessee shall not alter any lock or Install new or additional locks or bolts.

7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

9. Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

12. Lessor reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, and on other days between the hours of 6OO P.M. and 7OO A.M. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.

13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14. No window coverings, shades or awnings shall be installed or used by Lessee.

15. No Lessee, employee or invitee shall go upon the roof of the Building.

16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.

19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and it occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder's parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4. Lessor reserves the right to refuse the sale of monthly Identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite locations, and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, Injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing or cleaning of vehicles In the parking structure or Common Areas is prohibited.

10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") effective the 1st day of July 2001, by and between eSAFETYWORLD, Inc., a public company whose address is 80 Orville Drive, Bohemia, New York 11716, hereinafter referred to as the "Consultant," and Community Home Funding Group Ltd., whose principal address is 510 Broadhollow Road, Melville, New York 11747 hereinafter referred to as "Company."

WHEREAS, Consultant has developed expertise and experience in Internet-based sales and other business applications and desires to consult with the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management; and

WHEREAS, the Company desires to engage the services of Consultant as an independent contractor and not as an employee to perform for the Company consulting services regarding its business operation;

NOW, THEREFORE, it is agreed as follows:

1. Consultation Service. The Company hereby retains Consultant to perform services in accordance with the terms and conditions of this Agreement. Consultant will provide Company with advice regarding general financial advisory services and in connection with promotion of the company.a variety of general business, management, planning and e-commerce applications.

2. Term of Agreement. The respective duties and obligations of the contracting parties shall be for a period of one year. commencing on June __, 2001.

3. Time Devoted by Consultant. It is anticipated that Consultant will spend the time necessary to perform the services set forth in this Agreement. Services have already begun.

4. Place Where Services Are Rendered. Consultant will perform most of the services in accordance with this Agreement at its offices. In addition, Consultant may perform services by telephone or at other locations agreed to by the parties.

5. Liability. With regard to the services to be performed by Consultant pursuant to the terms of this Agreement, Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of Consultant or on the part of the agents or employees of Consultant, except when said acts or omissions of Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of Consultant and Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent.

6. Compensation. Consultant has already and will continue to expended significant effort to familiarize itself with the Company's operations, policies, procedures, opportunities, resources, strategic relationships, goals, and other circumstances relevant to the services to be provided by Consultant. After the Consultant's initial study of the Company's business and operations, Consultant will then be required to devote significant effort to developing a general business, management and planning strategy for the Company. Consultant will use its best efforts and reasonable diligence to identify and implement the key components of this strategy within 90 days after the date of this Agreement. Thereafter, a substantially smaller involvement will be required of Consultant as the Company implements the remaining components of Consultant's recommendations. In recognition of the foregoing, the Company shall pay to Consultant 975,000 shares of common stock of the Company (the "Stock Compensation") or a fixed one time fee of $225,000.. Payment of this fee shall be made in either cash or common stock and shall be at the option of the Company. Payment of the cash fee shall be made by the Company within 30 days of the signing of this agreement.

In the event Consultant is paid in common stock, Consultant shall have demand Registration Rights which become exercisable immediately upon the Company receiving the shares. In the event Consultant advises Company that it is exercising its Registration Rights, the Company shall use its best efforts to either (i) register the issuance of such common stock under the Securities Act of 1933, as amended, by filing a Registration Statement on Form SB-2 or S-1 under the Securities Act of 1933, as amended or (ii) satisfy other applicable requirements, including the preparation of Form 10 or Form 10-SB under the Securities Exchange Act of 1934. The registration process shall cover the distribution of the shares issued to Consultant and also enable the Consultant to distribute all or a portion of such shares of common stock to the stockholders of the Consultant if Consultant elects to do so. Company shall file the necessary Form 211 so as to list the Company's shares on the OTC Bulletin Board or other exchange. Consultant will assist Company in preparing documents to meet the foregoing requirements at no additional cost to the Company..

7. Reimbursement of Expenses. In addition, the Company shall reimburse Consultant for any reasonable out-of-pocket expenses incurred by Consultant pursuant to the terms of this Agreement. Such expenses must receive prior approval from Company and will be paid as the expenses are incurred. It is understood that Company will pay all costs and fees related to its obtaining certified audits and filing fees relating to filings of documents with the Securities and Exchange Commission, state securities agencies, NASDAQ or any similar regulatory agency.

8. Company Information. In connection with Consultant's engagement, the Company will furnish Consultant with any information concerning the Company that Consultant reasonably deems appropriate. Company will pay the costs of producing the information required herein including the cost of an audit by auditors authorized to practice before the Securities and Exchange Commission. Company will provide Consultant with access to the Company's officers, directors, accountants, counsel, and other advisors. In order to facilitate the foregoing, the parties agree as follows:

(a) The Company represents and warrants to Consultant that all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Consultant will be using and relying upon such information supplied by the Company and its officers, agents, and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Consultant of the Company or its business or assets.

(b) Consultant understands that certain information to be provided by the Company concerning the business and operations of the Company, its subsidiaries, and affiliates will be confidential information and will be treated by Consultant as such. Consultant will not, directly or indirectly, make use of such information or divulge any such information to others except as authorized by the Company. For purposes of this Agreement, information about the business and operations of the Company, its subsidiaries, and affiliates shall be treated as confidential if such information is conspicuously marked on its face by the Company as "limited," "private," "confidential," or similarly marked to indicate its confidential nature.

(c) Upon termination of this Agreement, Consultant will surrender to the Company all records obtained by Consultant from the Company or entrusted to Consultant during the course of this Agreement (together with all copies thereof) that are conspicuously marked on their face by the Company as "limited," "private," "confidential," or similarly to indicate their confidential nature.

9. Consultant Independent Contractor. Consultant is engaged under the terms of this Agreement as an independent contractor, and nothing herein shall be construed as creating an employer/employee relationship between the parties. Consultant shall not have the authority to make any decisions with respect to any matter as to which Consultant renders consulting services or to enter into agreements or contracts on behalf of the Company or otherwise bind the Company. Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of compensation to Consultant under this Agreement.

10. Assignment/Benefits. The benefits of this Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided, however, that Consultant shall not assign or permit any other person or entity to assume its obligations hereunder without the prior written approval of the Company. The Company shall provide Consultant with notice of its consent or withholding of such consent within ten days after approval has been requested.

11. Equitable Relief. Consultant acknowledges that any breach or threatened breach or alleged breach or threatened alleged breach by Consultant of any of the provisions of this Agreement can cause irreparable harm to the Company or its subsidiaries or affiliates, for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach or an alleged breach or alleged threatened breach by Consultant of any of the provisions of this Agreement, the Company, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, may immediately seek any judicial action which the Company may deem necessaryor advisable including, without limitation, the obtaining of temporary and preliminary injunctive relief.

12. Notice. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given if personally served; if transmitted by facsimile if receipt is confirmed by the facsimile operator of the recipient; if sent by electronic mail if receipt is acknowledged by the recipient; if delivered by overnight courier service; or if mailed by certified mail, return receipt requested, addressed as follows:

If to the Company:
Community Home Funding Group Ltd.
510 Broadhollow Road
Melville, NY 11747
Attn: Ira Silverman, President Chairman
Facsimile No.: 631-577-0057

If to Consultant:

eSAFETYWORLD, Inc.
80 Orville Drive
Bohemia, NY 11716
Attn: Edward A. Heil, President
Facsimile No.: 631-244-1549

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission or electronic mail, one day after the date so sent by overnight delivery, or three days after the date so mailed.

Either party may change its address for notice purposes by giving notice to the other party pursuant to the above provision.

13. Headings. The headings of the paragraphs herein have been inserted for ease of reference only and shall not control or affect the meaning or interpretation of any of the terms and provisions hereof.

14. Governing Law. This Agreement is entered into under and shall be governed by the laws of the state of New York, excluding law respecting the choice or conflicts of law.

15. Further Action. The parties hereby agree to execute and deliver such additional documents and to take such further action as may become necessary or desirable to fully carry out the provisions and intent of this Agreement.

16. Form of Execution. A valid and binding signature hereto or any notice, demand, request, or other communication required or permitted hereunder may be in the form of a manual execution of a document or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been manually executed.

17. Enforcement. In the event of a dispute between the parties arising under this Agreement, the prevailing party in such dispute shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party.

18. Nonwaiver. The failure of any party to exercise its rights in the event of a breach of any of the terms and provisions of this Agreement by the other party shall not constitute a waiver of any damages attributable to such breach nor a waiver of any such rights with respect to future, similar breaches.

19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association , and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the __th day of July, 2001.

eSAFETYWORLD, Inc.:

By: ____________________

Its: ____________________

Community Home Funding Group Ltd.:

By: ___________________

Its: ___________________

Exhibit 10.3

BUSINESS MANAGEMENT CONTRACT

THIS AGREEMENT is made and entered into this 28th day of May, 2001, by and between Community Home Mortgage, Inc., hereinafter referred to as "CHMC" and "MANAGEMENT," a New York corporation, and Community Home Funding Group, Ltd. a New York corporation, hereinafter referred to as "CHFG."

WITNESSETH

WHEREAS, CHFG is engaged in wholesale/correspondent lending in the home equity and home improvement, subordinate lien lending, hereinafter referred to as the "Business."

WHEREAS, CHFG desires that CHMC act as Manager of certain aspects of the Business, and CHMC desires to operate and manage certain aspects of the Business, subject to the terms and conditions of this contract;

NOW, THEREFORE, for and in consideration of the foregoing and of the terms and conditions herein set forth, the parties do agree to the following.

1. CHFG'S AGREEMENT. CHFG agrees that CHMC shall operate and manage the Business for a period of one year. The Agreement will automatically rollover for an additional year on each contract anniversary date unless terminated in writing by one of the parties on such anniversary date. This term is hereinafter referred to as the "Operating Period."

2. CHMC'S RESPONSIBILITIES. During said term, CHMC shall provide CHFC with infrastructure and administrative services including:

support for customer service, due diligence, and document preparation and review,

equipment leasing and telephone usage,

accounting and legal services,

payroll services,

insurance,

purchasing, and

sales support services.

3. COMPENSATION.

    CHFG shall pay to CHMC the sum equal to 120% of CHMC's actual costs for providing such services for the period June 1, 2001 to December 31, 2001 and one-half of one percent of monthly dollar value of loans acquired for months beginning January 1, 2001. In addition, CHMC shall be reimbursed for the costs incurred by it for outside contractors and consultants. If CHFG has insufficient funds to pay a monthly fee when due, such amount shall be accrued, without interest, and paid when funds are available .

b. The amount payable each month shall be subject to renegotiation on each Contract Anniversary Date.

c. For purposes of this Agreement, the term "actual costs" shall be determined on an accrual basis and shall include allocations of overhead and centralized costs using salary dollars as an allocation base.

  TERMINATION. Upon the termination of this Agreement, Management shall return to CHFG all property of CHFG in the possession of CHMC.

  EARLY TERMINATION OF THIS AGREEMENT. This Agreement shall be terminated, except as to liabilities or claims which shall have accrued or arisen prior to such termination, and all obligations hereunder shall cease upon the happening of any of the following events.

a. If there shall be filed by Management in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency, or for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of Management's property, or if Management shall make an assignment or petition for or enters into an arrangement for the benefit of creditors, or if a petition in bankruptcy is filed against Management which is not discharged within ninety (90) days thereof.

b. The serving of notice by the CHFG that Management has committed a material breach of this agreement and Management not having cured, within thirty (30) days after the mailing of such notice, such breach. Any such termination shall be without prejudice, however, to any and all rights and remedies of Owner.

7. PROHIBITION OF ASSIGNMENT. Management may not assign this agreement or any of its rights hereunder; nor shall this agreement or any of Management's rights or obligations hereunder be transferable by Management by operation of law or otherwise, except if the transfer is approved in writing by CHFG.

8. BINDING EFFECT. Except as herein otherwise provided this Agreement shall inure to the benefit of and be binding upon the parties, their successors or assigns.

9. MISCELLANEOUS.

a. Any consent required of CHFG shall be ineffective unless it is in writing and signed by a duly authorized officer of CHFG.

b. This Agreement contains the entire agreement of the parties and may be changed, modified, extended or renewed only by an Agreement in writing and signed by the parties.

10. GOVERNING LAW. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New York. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association , and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.11. SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect and be construed and enforced as if such provision had not been included or had been modified as above provided as the case may be.

12. CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed on the 28th day of May, 2001.

COMMUNITY HOME FUNDING GROUP, LTD.:

By:__________________________

Its:__________________________

COMMUNITY HOME MORTGAGE CORPORATION:

 By:_________________________

Its:_________________________

Exhibit 10.4

COMMUNITY HOME FUNDING GROUP LTD.
2001 STOCK INCENTIVE PLAN

 Purpose.

The purpose of this Plan is to enable Community Home Funding Group Ltd. and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

2. Definitions.

For purposes of the Plan:

2.1 "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

2.2 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Award.

2.3 "Award" means an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted or to be granted pursuant to the Plan.

2.4 "Board" means the Board of Directors of the Company.

2.5 "Cause" means:

(a) Solely with respect to Nonemployee Directors, the commission of an act of fraud or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, and

(b) For all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

2.6 "Change in Capitalization" means any increase or reduction in the Number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.7 "Code" means the Internal Revenue Code of 1986, as amended.

2.8 "Committee" means a committee, as described in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.9 "Company" means Community Home Funding Group Ltd. (including any and all subsidiaries currently existing or hereafter acquired or established).

2.10 "Director Option" means an Option for Shares, Stock Appreciation Rights or Units granted pursuant to Section 6.

2.11 "Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.12 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

2.13 "Eligible Individual" means any director (other than a Nonemployee Director), officer or employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

2.14 "Employee Option" means an option granted pursuant to Section 5.

2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.16 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

2.17 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.18 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

2.19 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

2.20 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

2.21 "Optionee" means a person to whom an Option is being granted under the Plan.

2.22 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.23 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.24 "Plan" means The Community Home Funding Group Ltd. 2001 Stock Option Plan.

2.25 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles as defined in Opinion No. 16 of the Accounting Principles Board and the amendments and revisions thereto.

2.26 "Shares" means the common stock of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization.

2.27 "Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

2.28 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

2.29 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.30 "Ten Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary thereof.

3. Administration.

3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company. If the Board of Directors has any Disinterested Directors or Outside Directors, at least one such Disinterested or Outside Director shall be on the Committee. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of this Plan;

(b) construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Options, and all other persons having any interest therein;

(c) determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Stock Subject to the Plan.

4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,000,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to Section 11. The Company shall reserve for purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

5. Option Grants for Eligible Individuals.

5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4 Vesting. Each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

6. Option Grants for Nonemployee Directors.

6.1 Purchase Price. The purchase price for Shares or SARs under each Director Option shall be not less than to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of the grant unless specifically determined to be otherwise by the Committee.

6.2 Vesting. Subject to Sections 6.3 each Director Option shall become exercisable within four (4) equal annual installments beginning on the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

6.3 Limitations on Amendment. The provisions in this Section 6 and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder .

7. Terms and Conditions Applicable to All Options.

7.1 Duration. Each Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

(a) If an Optionee's employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date of the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

(b) If an Optionee's employment or service terminates by reason of the Optionee's Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

(c) If an Optionee's employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

(d) If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b), respectively, of this Section 7.1 the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent and distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director .

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Employee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

7.2 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

7.3 Method of Exercise. The exercise of an option shall be made only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

7.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

8. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms.

8.1 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

8.2 Stock Appreciation Right Related to an Option.

(a) Exercise. Subject to Section 8.8, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

8.3 Stock Appreciation Right Unrelated to an Option.

The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall not have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but, in no event, shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the same Stock Appreciation Right at the time it is granted.

8.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a holder only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

8.5 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value in the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings (the "Window Period") or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

9. Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number of Shares with respect to which Options may be granted under the Plan, (ii) maximum number of Shares with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) number of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) number of Shares in respect of which Director Options are to be granted under Section 6.

(b) Any such adjustment in the Shares subject to Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c) If, by reason of a Change of Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

10. Effect of Certain Transactions. Except as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms.

11. Interpretation.

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall generally interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

(c) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

12. Termination and Amendment of the Plan.

The Plan shall terminate on the preceding the tenth anniversary of the date of its adoption by the stockholders of the Company, and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan, and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award already granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

13. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

14. Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

15. Regulations and Other Approvals; Governing Law.

15.1 Except as to matters of Federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York.

15.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

15.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

15.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval or any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

15.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require an individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

16. Miscellaneous.

16.1 Multiple Agreements. The terms of each Award granted to an Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

16.2 Withholding of Taxes.

(a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay other amounts as may be required by law to be withheld by the Company in issuance or release from escrow of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under Section 16(b) of the Exchange Act either; (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted, (B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify this Section 17.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

(b) If an Optionee makes a disposition, within the meaning of Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

16.3 Effective Date. The effective date of the Plan shall be April 30, 2001.

CONSENT OF INDEPENDENT ACCOUNTANTS

To Community Home Funding Group, Ltd.:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2), and related prospectus of Community Home Funding Group Ltd. and to the incorporation by reference therein of our report dated May 10, 2001, relating to the financial statements for Community Home Funding Group Ltd. as of December 31, 2000 and 1999.

EICHLER BERGSMAN & CO., LLP

New York, New York
July 17, 2001